                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          DST SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

[LOGO]

                               DST SYSTEMS, INC.

                           NOTICE AND PROXY STATEMENT

                                      FOR

                       THE ANNUAL MEETING OF STOCKHOLDERS

                              TUESDAY, MAY 9, 2000

                            YOUR VOTE IS IMPORTANT!

              Please mark, date and sign the enclosed Voting Card and promptly return it in the enclosed envelope, or vote by telephone or the
                                    Internet
                           as described on the card.

MAILING OF THIS NOTICE AND PROXY STATEMENT, THE ACCOMPANYING VOTING CARD AND THE 1999 ANNUAL REPORT COMMENCED ON OR ABOUT MARCH 30, 2000.

                               DST SYSTEMS, INC.
                              333 WEST 11TH STREET
                          KANSAS CITY, MISSOURI 64105

                            ------------------------

                                PROXY STATEMENT
                                      AND
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 2000

                            ------------------------

    You are hereby notified of and cordially invited to attend the Annual Meeting of Stockholders of DST Systems, Inc., a Delaware corporation ("DST"), to be held at the Muehlebach Tower, Colonial Ballroom, Kansas City Marriott Downtown, 1213 Wyandotte, Kansas City, Missouri, at 10:30 a.m., Central Time, on Tuesday, May 9, 2000, to consider and vote upon the following matters:

1.  Election of three directors;

2.  Approval of the DST Systems, Inc. 2000 Employee Stock Purchase Plan;

3. Amendment of DST's Certificate of Incorporation to increase the authorized capital stock;

4. Approval of Amendment of the DST Systems, Inc. 1995 Stock Option and Performance Award Plan; and

5. Such other matters which are now unknown to DST as may properly be brought before the Annual Meeting or any adjournment thereof.

    The Board of Directors has set the close of business on March 17, 2000 as the record date for determining which stockholders are entitled to notice of and to vote at this meeting or any adjournment thereof. A list of such stockholders will be available during the Annual Meeting for examination by any stockholder for any purpose germane to the meeting and will be available during regular business hours at the offices of DST, 333 West 11th Street, Kansas City, Missouri, in the 10-day period prior to the Annual Meeting.

    It is important that your shares be represented at the meeting. Please use the enclosed Voting Card to direct the vote of your shares, regardless of whether you plan to attend the Annual Meeting. Please date the Voting Card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, you may cast your votes by telephone or through the Internet as described on the Voting Card.

    If you own shares registered in the name of a broker, you should receive a card from that broker permitting you to direct the broker to vote those shares. Please promptly complete the card and return it to the broker.

    Any stockholder or stockholder's representative who may need special assistance or accommodation to participate in the Annual Meeting because of a disability should contact DST's Corporate Secretary at the above address,
(816) 435-4636. To provide DST sufficient time to arrange for reasonable assistance, please submit all such requests by May 1, 2000.

                                          By Order of the Board of Directors,

                                          /s/ Robert C. Canfield

                                          Robert C. Canfield
                                          SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

The date of this Notice is March 30, 2000.

                               DST SYSTEMS, INC.
                              333 WEST 11TH STREET
                          KANSAS CITY, MISSOURI 64105

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                                    CONTENTS

                                                                PAGE
                                                              --------
Voting......................................................      1

Principal Stockholders and Stockholdings of Management......      4

Proposal 1--Election of Three Directors.....................      7

Proposal 2--Approval of DST Systems, Inc. 2000 Employee
  Stock Purchase Plan.......................................      8

Proposal 3--Amendment of Certificate of Incorporation to
  Increase Authorized Capital Stock.........................     10

Proposal 4--Approval of Amendment of DST Systems, Inc. 1995
  Stock Option and Performance Award Plan...................     11

The Board of Directors......................................     16

Executive Compensation......................................     18

Other Matters...............................................     28

                                PROXY STATEMENT

    This proxy statement is being mailed on or about March 30, 2000, to all holders of the common stock of DST Systems, Inc. ("DST"), par value $.01 per share ("DST Common Stock"), the only outstanding class of voting securities of DST, at the close of business on March 17, 2000 (the "Record Date"). Such stockholders are entitled to vote on the proposals to be presented by the DST Board of Directors (the "DST Board") at the Annual Meeting of Stockholders to be held at 10:30 a.m. Central Time, on Tuesday, May 9, 2000, at the Muehlebach Tower, Colonial Ballroom, Kansas City Marriott Downtown, 1213 Wyandotte, Kansas City, Missouri ("Annual Meeting"). The DST Board is soliciting your proxy or instructions to vote on the proposals, and is also furnishing you with the Annual Report to stockholders of DST for the year ended December 31, 1999.

                                     VOTING

    PROPOSALS. At the Annual Meeting, the DST Board intends to present (a) the election of three directors, (b) the approval of the DST Systems, Inc. 2000 Employee Stock Purchase Plan (the "DST ESPP"), (c) an amendment of the Certificate of Incorporation of DST Systems, Inc. (the "Certificate") to increase the authorized capital stock, and (d) approval of an amendment to the DST Systems, Inc. 1995 Stock Option and Performance Award Plan (the "Stock Option Plan") to increase the number of shares of DST Common Stock authorized for issuance thereunder. The DST Board knows of no other matters that will be presented or voted on at the Annual Meeting. Stockholders do not have any dissenters' rights of appraisal in connection with the four proposals.

    TABULATION OF VOTES. Each stockholder may cast one vote for each share of DST Common Stock held by such stockholder on the Record Date on all matters to be voted on at the Annual Meeting. Stockholders may vote cumulatively for directors. In other words, each stockholder may cast a number of votes equal to the number of shares of DST Common Stock held by such stockholder on the Record Date multiplied by the number of directors to be elected, and the stockholder may cast all such votes for a single nominee or distribute them among the nominees as the stockholder chooses. The directors are elected by a plurality of the shares voted by the stockholders. The plurality is determined by reference to the number of votes for each director nominee, and where, as here, there are three vacancies for director, the three nominees with the highest number of affirmative votes are elected. Votes respecting the election of directors may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes (which occur when a broker has not received directions from customers, and the broker cannot or does not vote the customers' shares) will have no effect on a proposal to elect directors.

    A majority of the shares represented at the meeting in person or by proxy is required to adopt the DST ESPP and to approve the amendment of the Stock Option Plan. The percentage of shares that have been affirmatively voted for each of these proposals is determined by dividing the number of shares voted for the proposal by the total of the number of shares voted for the proposal, the number of shares voted against the proposal, the number of shares abstained from voting on the proposal, and broker non-votes. In other words, abstentions and broker non-votes will have the effect of votes against each of these proposals.

    A majority of the outstanding shares on the Record Date is required to amend the Certificate to increase the authorized capital stock. The percentage of shares that have been voted for the proposal is determined by dividing the affirmative votes by the total number of outstanding shares on the Record Date.

    QUORUM. In order for any proposal to be approved at the Annual Meeting, a quorum of DST stockholders must be present at the meeting, either in person or through a proxy, regardless of whether such stockholders vote their shares. The presence in person or by proxy of the holders of a majority of the shares of DST Common Stock outstanding on the Record Date constitutes a quorum. Broker non-votes generally would not affect the determination of whether the holders of the majority of shares of outstanding DST Common Stock are present at the Annual Meeting because typically some of the shares held in the broker's name have been voted on at least some proposals, and therefore, all of such shares held in the broker's name are considered present at the Annual Meeting.

    HOW STOCKHOLDERS VOTE. Stockholders holding DST Common Stock in their own names on the Record Date ("Record Holders"), persons ("Plan Participants") holding DST Common Stock on the Record Date through any of three DST benefit plans through which DST Common Stock may be held (collectively, the "Plans")(1) and investors ("Broker Customers") holding DST Common Stock on the Record Date through a broker or other nominee, may vote such stock as follows:

    DST COMMON STOCK HELD OF RECORD. Record Holders may only vote their shares of DST Common Stock if they or their proxies are present at the Annual Meeting. Record Holders may appoint as their proxy the Proxy Committee, which consists of officers of DST whose names are listed on the Voting Card. The Proxy Committee will vote all shares of DST Common Stock for which it is the proxy as specified by the stockholders on the Voting Cards.(2) A Record Holder desiring to name as proxy someone other than the Proxy Committee may do so by crossing out the names of the Proxy Committee members on the Voting Card and inserting the full name of such other person. In that case, the Record Holder must sign the Voting Card and deliver it to the person named, and the person named must be present and vote at the Annual Meeting.

    If a properly executed and unrevoked Voting Card does not specify how the shares of DST Common Stock represented thereby are to be voted, the Proxy Committee intends to vote such shares for the election as directors of the persons nominated by the DST Board ("Board Nominees"), for approval of the DST ESPP, for amendment of the Certificate to increase the authorized capital stock, for approval of the amendment to the Stock Option Plan, and in accordance with the discretion of the Proxy Committee upon such other matters as may properly come before the Annual Meeting. This Proxy Statement solicits, and the Voting Card or telephone or Internet vote grants, discretionary authority to the Proxy Committee to vote cumulatively for directors by, for instance, casting all its votes for a single Board Nominee. The Proxy Committee does not intend to vote cumulatively unless persons other than Board Nominees are properly nominated and such a vote appears necessary to assure that a Board Nominee is elected.

    DST COMMON STOCK HELD UNDER THE PLANS. Plan Participants may on the Voting Card instruct the respective trustees of the Plans how to vote the shares allocated to the respective participant accounts.(2) With respect to any shares of DST Common Stock not allocated to the accounts of Plan Participants and the shares for which the trustee received no instructions, the DST 401(k) and DST ESOP trustees must vote such shares in the same proportion as those shares for which it received instructions, and the USCS 401(k) trustee must vote such shares as the committee that administers the plan directs. The trustees of the plan may vote shares allocated to the accounts of the participants either in person or through a proxy.

    DST COMMON STOCK HELD THROUGH A BROKER OR OTHER NOMINEE. Each broker or nominee must solicit from the Broker Customers directions on how to vote the shares, and the broker or nominee must then vote such shares in accordance with such directions. Brokers or nominees are to forward soliciting materials to the Broker Customers, at the reasonable expense of DST if the broker or nominee requests reimbursement. Whether brokers may vote the shares of Broker Customers when they have not received directions depends on the proposal and on the rules and procedures of the New York Stock Exchange

------------------------

(1) The Employee Stock Ownership Plan of DST Systems, Inc. ("DST ESOP"), the DST Systems, Inc. 401(k) Profit Sharing Plan ("DST 401(k)") and the USCS
    International, Inc. 401(k) Retirement Plan ("USCS 401(k)").

(2) Internet and telephone voting are also available, and the Voting Card contains the Internet address and toll-free telephone number.

("NYSE") and the Chicago Stock Exchange ("CHX"), which are the exchanges that list DST Common Stock for trading.

    REVOKING PROXY AUTHORIZATIONS OR INSTRUCTIONS. Until the polls close, (or, in the case of Plan Participants, until the trustees of the respective Plans vote), votes of Record Holders and Plan Participants may be recast by (a) an Internet or telephone vote subsequent to the date shown on a previously executed and delivered Voting Card or to the date of a prior electronic vote or (b) with a later-dated, properly executed and delivered Voting Card. Otherwise, a stockholder may not revoke a vote, even by attending the Annual Meeting, unless,
(a) in the case of a Record Holder, a written revocation is delivered to the Corporate Secretary of DST at any time before the Chairman of the Annual Meeting closes the polls; (b) in the case of a Plan Participant, the revocation procedures of the trustee of the respective Plan are followed; or (c) in the case of a Broker Customer, the revocation procedures of the broker or nominee are followed.

    ATTENDANCE AND VOTING IN PERSON AT THE ANNUAL MEETING. Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of DST Common Stock having evidence of such ownership, and guests of DST. Plan Participants and Broker Customers, absent special direction to DST from the respective Plan trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders who have not appointed a proxy, or who have revoked the appointment of a proxy, may vote by casting a ballot at the Annual Meeting.

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

    As of the Record Date, DST had outstanding 62,740,913 shares of DST Common Stock. The following table sets forth information as of the Record Date concerning the beneficial ownership of DST Common Stock by: (i) beneficial owners of DST Common Stock who have publicly filed a report acknowledging ownership of more than 5% of the number of shares of outstanding DST Common Stock; (ii) the directors and certain executive officers of DST; and (iii) all of DST's executive officers and directors as a group. Beneficial ownership generally means either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the holders have sole voting and dispositive power. Other than a single share of stock held by each of several DST officers in an indirect foreign DST subsidiary to comply with foreign law, which holdings constitute less than 1% of such subsidiary's stock, no officer or director of DST owns any equity securities of any subsidiary of DST.

                                                              SHARES OF
                                                                COMMON       PERCENT
NAME AND ADDRESS                                               STOCK(1)    OF CLASS(2)
----------------                                              ----------   -----------
Stilwell Management, Inc. ("Stilwell")(3)...................  20,281,526(4)    32.3%

FMR Corp., Edward C. Johnson 3d,............................   9,298,043(6)    14.8%
  Abigail P. Johnson, Fidelity Management & Research Company
  ("Fidelity"), Fidelity Management Trust Company ("Fidelity
  Trust"), Fidelity International Limited ("Fidelity
  International")(5)

George L. Argyros(7)........................................   4,757,070(8)     7.6%
  Director

A. Edward Allinson..........................................      27,000(9)       *
  Director

Robert C. Canfield..........................................     136,247(10)       *
  Senior Vice President, General Counsel and Secretary

James C. Castle, Ph.D.......................................     301,214(11)       *
  Chairman and Chief Executive Officer, USCS International,
  Inc. ("USCS")(12)
  Director

Michael G. Fitt.............................................      24,000(9)       *
  Director

Thomas A. McCullough........................................     356,715(13)       *
  Executive Vice President, Director

Thomas A. McDonnell.........................................     693,685(14)     1.1%
  President and Chief Executive Officer, Director

William C. Nelson...........................................      21,127(9)       *
  Director

Charles W. Schellhorn.......................................     223,226(15)       *
  Vice Chairman, USCS; President, Argus Health Systems, Inc.
  ("Argus")(16)

M. Jeannine Strandjord......................................      22,000(9)       *
  Director

J. Michael Winn.............................................      40,000(17)       *
  Managing Director, DST International Limited ("DSTi")(18)

All Executive Officers and Directors as a Group (18            7,189,948(19)    11.5%
  Persons)..................................................

------------------------

* Less than 1% of the outstanding DST Common Stock.

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), share amounts shown for DST's executive officers and directors include shares of DST Common Stock they may acquire upon the exercise of options which are exercisable at the Record Date or will become exercisable within 60 days of such date and shares of DST Common Stock allocated to them as Plan Participants under the Plans. The holders may disclaim beneficial ownership of any such shares which are owned by or with family members, trusts or other entities.

(2) The percentage is based on the number of shares outstanding as of the Record Date.

(3) The address of Stilwell is 210 University Boulevard, Suite 900, Denver, Colorado 80206. Stilwell is an indirect wholly-owned subsidiary of Kansas
    City Southern Industries, Inc. ("KCSI").

(4) The number of shares is based upon information reported in a Form 4 filed by KCSI dated March 8, 1999.

(5) The address of FMR Corp., Fidelity and Fidelity Trust is 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d is Chairman of
    and Abigail P. Johnson is a director of FMR Corp. Fidelity and Fidelity Trust are wholly-owned subsidiaries of FMR Corp. Shares of Fidelity International were distributed to shareholders of FMR Corp.

(6)  The number of shares is based upon information in Amendment No. 4 to
     Schedule 13G dated February 14, 2000 (the "FMR Schedule"). The FMR Schedule states that Fidelity beneficially owns 7,882,080 shares, Fidelity Trust beneficially owns 934,973 shares, and Fidelity International beneficially owns 480,990 shares of DST Common Stock.

(7) Mr. Argyros' address is c/o Arnel Development Company, 949 South Coast Drive, Suite 600, Costa Mesa, California 92626.

(8) Mr. Argyros acquired shares of DST Common Stock pursuant to an Agreement and Plan of Merger dated September 2, 1998 by and among DST, USCS and DST
    Acquisitions, Inc. (the "USCS Merger Agreement"). The number of shares of DST Common Stock is based on information in a Form 5 dated February 4, 2000. The shares consist of 14,200 shares that may be acquired through option exercises, 4,591,876 shares held by Mr. Argyros, 37,200 shares held by Argyros Children's Trust II, 97,451 shares held by The Argyros Foundation, 15,500 shares held by HBI Financial, Inc., and 843 shares held by GLA Financial Corporation. Mr. Argyros is the sole shareholder of HBI
    Financial, Inc. and GLA Financial Corporation. Mr. Argyros disclaims beneficial ownership of 134,651 shares held by The Argyros Foundation and Argyros Children's Trust II.

(9)  Includes 21,000 shares that may be acquired through option exercises.

(10) Includes 122,000 shares that may be acquired through option exercises and 25 shares allocated to his account in the DST ESOP.

(11) Dr. Castle acquired shares of DST Common Stock pursuant to the USCS Merger Agreement. Includes 247,569 shares that may be acquired through option exercises and 406 shares allocated to his account in the USCS 401(k).

(12) USCS is a wholly-owned subsidiary of DST.

(13) Includes 325,000 shares that may be acquired through option exercises and 17,871 shares allocated to his account in the DST ESOP.

(14) Includes 650,000 shares that may be acquired through option exercises and 19,308 shares allocated to his account in the DST ESOP.

(15) Includes 200,000 shares that may be acquired through option exercises and 12,798 shares allocated to his account in the DST ESOP.

(16) DST is a 50% shareowner of Argus.

(17) Includes 40,000 shares that may be acquired through option exercises.

(18) DSTi is a wholly-owned subsidiary of DST.

(19) Includes 2,183,874 shares that may be acquired through option exercises by the executive officers and directors and by the spouse of an executive officer, 112,178 shares allocated to the DST ESOP accounts of executive officers and the spouses of two executive officers, and 812 shares allocated to the USCS 401(k) accounts of executive officers.

                    PROPOSAL 1--ELECTION OF THREE DIRECTORS

    The DST By-laws classify the DST Board into three classes and stagger the three year terms of each class to expire in consecutive years. The term of office of one class of directors expires each year in rotation so that at each annual meeting of stockholders one class is up for election for a full three-year term. The terms of the three Board Nominees identified below are expiring at this Annual Meeting. Directors elected at the Annual Meeting will hold office for a three-year term expiring in 2003 or until their successors are elected and qualified. DST expects that the other directors will continue in office for the remainder of their terms.

    The Board Nominees are James C. Castle, Ph.D., Thomas A. McCullough, and William C. Nelson. They are currently directors of DST, have indicated that they are willing and able to continue serving as directors if elected and have consented to being named as nominees in this Proxy Statement. If any of the Board Nominees should for any reason become unavailable for election, the Proxy Committee will vote for such other nominee as may be proposed by the annually appointed Nominating Committee of the DST Board or, alternatively, the DST Board may reduce the number of directors to be elected at the meeting.

    JAMES C. CASTLE, PH.D., age 63, has been Chairman and Chief Executive Officer of USCS since August 1992. Dr. Castle has been a member of the DST Board since December 21, 1998, when USCS became a wholly-owned subsidiary of DST (the "USCS Merger"). The USCS Merger Agreement contemplated Dr. Castle's appointment as a DST director.

    THOMAS A. MCCULLOUGH, age 57, has served as a director of DST since 1990. He has served as Executive Vice President of DST since April 1987. His responsibilities include full-service mutual fund processing, remote service mutual fund client servicing, Automated Work Disbributor-TM- products, information systems, portfolio accounting, securities transfer, product sales and marketing, and DST Canada, Inc. (a wholly-owned subsidiary of DST).

    WILLIAM C. NELSON, age 62, has served as a director of DST since
January 1996. In March 2000, Mr. Nelson retired from his position as President, Kansas City, of Bank of America, N.A. and Chairman of Bank of America, N.A. (Mid-West). Mr. Nelson had served since June 1988 as an executive officer of banks acquired by Bank of America.

                  THE DST BOARD RECOMMENDS THAT YOU VOTE "FOR"
                               THE BOARD NOMINEES

                 PROPOSAL 2--APPROVAL OF THE DST SYSTEMS, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

    GENERAL.  On September 23, 1999, the DST Board adopted the DST
Systems, Inc. 2000 Employee Stock Purchase Plan (the "DST ESPP"), subject to approval by stockholders. The DST Board adopted the DST ESPP in order to offer an additional benefit to attract and retain qualified employees and in order to encourage employee ownership of and interest in the performance of DST Common Stock. The following summary of the material features of the DST ESPP does not purport to be complete and is qualified in its entirety by reference to the complete text of the DST ESPP, which is attached as Appendix A.

    ADMINISTRATION. The DST ESPP will be administered by the DST Compensation Committee or another committee appointed by the DST Board. DST shall pay all costs and expenses of administering the DST ESPP, including any brokerage commissions incurred on a participant's purchase of DST Common Stock. However, the participant shall pay any costs relating to any disposition of the purchased stock.

    ELIGIBILITY. All employees of DST and participating subsidiaries are eligible to participate, except those whose customary employment is less than 20 hours per week or is five months or less per calendar year, or those who are 5% or greater stockholders of DST. As of January 1, 2000, DST and the participating subsidiaries had approximately 8,500 employees eligible to participate in the DST ESPP.

    PARTICIPATION. Participation in the DST ESPP is voluntary. Eligible employees of DST may elect annually to have DST deduct 1% to 15% from their compensation to be used to purchase DST Common Stock. On the last NYSE trading day of each year (the "Purchase Date"), the funds accumulated will automatically be used to purchase shares of DST Common Stock at a purchase price equal to the lesser of (i) 85% of the fair market value of a share of DST Common Stock that day, or (ii) 85% of the fair market value of a share of DST Common Stock as of the Enrollment Date. For 2000, the Enrollment Date is the date stockholders approve the DST ESPP, and for subsequent years the Enrollment Date is the first day the NYSE is open for trading in that calendar year. A participant may not purchase more than $25,000 of DST Common Stock under the DST ESPP per plan year, determined by the fair market value of DST Common Stock as of the Enrollment Date.

    During a year, a participant may cease, but not reduce or increase, payroll deductions for the remainder of the year, in which case any funds accumulated up to that point will be used to purchase shares at the end of the year for the participant's benefit. If notice is given any time prior to December 1, a participant may withdraw from the DST ESPP in full for that year and have contributions returned, without interest.

    Upon termination of employment during a year, no further contributions will be made to a participant's account. In such an event, the accumulated payroll deductions in the participant's account will be refunded without interest as soon as administratively practical to the participant or, in the event of a participant's death, to the participant's designated beneficiary but, if none, then to the participant's spouse or estate.

    AMENDMENT. The DST Board may at any time amend the DST ESPP in any respect, including termination of the DST ESPP, without notice to participants. If the DST ESPP is terminated, the DST Board may either allow the DST Common Stock to be purchased on the last trading day of the year with amounts accumulated through the termination date or may refund the balance in the contribution accounts to the participants. The DST ESPP may not be amended to increase the number of shares reserved under the DST ESPP (except pursuant to certain changes in the capital structure of DST) without the approval of DST stockholders.

    OFFERING OF COMMON STOCK. One million shares of DST Common Stock have been registered for issuance under the DST ESPP, subject to shareholder approval. As of the Record Date, such shares had a market value of $56,562,500. The number, kind and purchase price of shares will be adjusted by the DST

Compensation Committee in an equitable manner to reflect changes in the capitalization of DST, including, but not limited to such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, acquisition of property or shares, asset spin-off, stock rights offering, combination of shares, and change in corporate or capital structure. If a dissolution or liquidation of DST occurs during a year, any rights to acquire DST Common Stock under the DST ESPP will be terminated, but participating employees will have the right to acquire DST Common Stock before the dissolution or liquidation.

    RIGHTS AS A SHAREHOLDER. When shares of DST Common Stock are purchased under the DST ESPP, a participant shall have all rights and privileges of a shareholder of DST with respect to such shares, regardless of whether certificates representing such shares have been issued. DST Common Stock purchased under the DST ESPP is freely transferable, although the holder will not be eligible for the special tax treatment discussed below if shares are disposed of within two years from the Enrollment Date or one year from the Purchase Date.

    FEDERAL INCOME TAX CONSEQUENCES. The DST ESPP is intended to qualify for special tax treatment under Section 423 of the Internal Revenue Code (the "Code"). Pursuant to the Code, participants generally would not immediately recognize income for federal tax purposes when shares of DST Common Stock are purchased. If the recipient of DST Common Stock under the DST ESPP disposes of the shares before the end of the holding period (two years after the Enrollment Date and one year after the Purchase Date), he or she generally will recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the market value of the DST Common Stock on the Purchase Date. The excess (if any) of the amount received upon disposition over the sum of the purchase price plus the amount treated as ordinary income will be taxed as capital gain. If a disposition does not occur until after the expiration of the holding period, the recipient generally will recognize ordinary income in the year of disposition equal to the lesser of
(i) the excess of the fair market value of the shares of DST Common Stock on the Enrollment Date over the price paid by the recipient on the Purchase Date or
(ii) the excess of the fair market value of such shares on the date of disposition over the price paid by the recipient on the Purchase Date. The excess (if any) of the amount received upon disposition over the tax basis (i.e. purchase price plus amount taxed as ordinary income) will be taxed as capital gain. DST generally will not be entitled to a tax deduction for compensation expense on the original sales to participants, but may be entitled to a deduction if a participant disposes of DST Common Stock received under the DST ESPP prior to the expiration of the holding period.

    NEW PLAN BENEFITS. Because participants who have enrolled in the plan for 2000 may terminate deductions or withdraw entirely from the plan, and may choose not to participate in future plan years, it is not possible to determine with certainty the dollar value or number of shares of DST Common Stock that will be distributed under the DST ESPP.

                  THE DST BOARD RECOMMENDS THAT YOU VOTE "FOR"
                            APPROVAL OF THE DST ESPP

         PROPOSAL 3--AMENDMENT OF THE DST CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED CAPITAL STOCK

    On February 29, 2000, the DST Board unanimously approved a resolution to amend Section 4 of the DST Certificate to increase the number of authorized shares of DST Common Stock from 125,000,000 shares to 300,000,000 shares, subject to stockholder approval. As of the Record Date, DST had 62,740,913 shares of DST Common Stock issued and outstanding.

    The purpose of the amendment is to provide DST with additional shares of DST Common Stock which may be made available for future financing and acquisition transactions, stock dividends or splits, employee benefit plans and other general corporate purposes. If the amendment is approved, DST also will have greater flexibility in the future to issue shares in excess of those currently authorized, without the expense and delay of a special stockholders meeting.

    DST currently has no arrangements or understandings for the issuance of additional shares of DST Common Stock other than as provided in certain DST employee benefit plans. If the DST Board deems it in the best interests of DST and the stockholders to issue additional shares of DST Common Stock, the DST Board will have the authority to determine the terms of the issuance and generally would not seek approval by the stockholders unless such approval is required by applicable law or by the NYSE or CHX rules.

    An issuance of additional shares of DST Common Stock could dilute the voting power of a person seeking control of DST, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the DST Board. DST has no knowledge that any person intends to effect such a transaction.

                  THE DST BOARD RECOMMENDS THAT YOU VOTE "FOR"
         THE CERTIFICATE AMENDMENT TO INCREASE AUTHORIZED CAPITAL STOCK

           PROPOSAL 4--APPROVAL OF THE AMENDMENT TO THE STOCK OPTION
                       PLAN TO INCREASE AUTHORIZED SHARES

    GENERAL. The DST Board is proposing for stockholder approval an amendment to the Stock Option Plan that would set the number of shares of DST Common Stock to be authorized under the Stock Option Plan at 12,000,000 shares (instead of the currently authorized number of 9,000,000 shares). As of February 29, 2000, DST has issued awards under the Stock Option Plan in the form of stock options and restricted stock. As of February 29, 2000 a total of 7,681,449 shares have been subject to such awards (which total excludes shares subject to awards that have been forfeited). The DST Board is proposing such amendment to have the shares available, through the grant of awards under the Stock Option Plan, to enhance the ability of DST and its affiliates to attract and retain exceptionally qualified employees, to encourage the long-term ownership in DST by participants and to provide additional incentive compensation to participants tied to the attainment by DST of performance goals.

    The DST Board has approved an amendment, subject to stockholder approval, to increase the number of authorized shares by 3,000,000. Based on the closing price of DST Common Stock on the Record Date, the aggregate market value of the additional 3,000,000 shares to be authorized for issuance is $169,687,500. If approved, the Stock Option Plan, as amended, would provide for the availability of a total of 12,000,000 shares of DST Common Stock for the granting of awards to certain eligible employees and Outside Directors (as defined in the Stock Option Plan). As of the Record Date, 926,394 shares of DST Common Stock have been issued under the Stock Option Plan in the form of restricted stock or as a result of option exercises. Therefore, the maximum number of authorized shares of DST Common Stock that could be issued in the future in connection with awards under the Stock Option Plan, if the amendment is approved by the DST stockholders, would be 11,073,606 shares, representing approximately 17.7% of DST Common Stock outstanding on the Record Date.

    SUMMARY OF THE STOCK OPTION PLAN PRIOR TO THE PROPOSED AMENDMENT. The following summary of the Stock Option Plan (DESCRIBING THE STOCK OPTION PLAN PRIOR TO THE PROPOSED AMENDMENT) is qualified in its entirety by reference to the Stock Option Plan. Capitalized terms in this summary not defined in this Proxy Statement have the meanings set forth in the Stock Option Plan.

    The Stock Option Plan provides for the availability of 9,000,000 shares of DST Common Stock (representing approximately 14.3% of the outstanding DST Common Stock as of the Record Date) for the granting of options (incentive and non-qualified), reload options, stock appreciation rights, limited rights, Performance Shares, Performance Units (including performance-based cash awards), dividend equivalents, Restricted Stock, DST Common Stock, or any other right, interest or option relating to shares of DST Common Stock granted pursuant to the provisions of the Stock Option Plan to officers and other employees and to Outside Directors. As of February 29, 2000, the total number of shares of restricted DST Common Stock issued under the DST Systems, Inc. Officers Incentive Plan (the "Officers Incentive Plan"), an implementation of the Stock Option Plan, not including forfeited shares, is 126,249 shares, and the total number of shares of DST Common Stock that have been subject to options awarded to participants under the Stock Option Plan, not including shares subject to forfeited options, is 7,555,200 shares. No other Awards respecting DST Common Stock have been made under the Plan.

    The purposes of the Stock Option Plan are to generate an increased incentive for employees of DST to contribute to its future success, to secure for DST and its stockholders the benefits inherent in equity ownership by employees of DST, and to enhance the ability of DST and its Affiliates to attract and retain exceptionally qualified employees upon whom, in large measure, the sustained progress, growth and profitability of DST depend. Management employees and employees with long-standing service who are regularly employed for more than twenty hours per week and more than five months per year and Outside Directors are eligible to participate in the Stock Option Plan. As of the date of this Proxy Statement, approximately 1,100 persons are eligible to participate in the Stock Option Plan.

    When an Outside Director first takes a position on the DST Board, the Outside Director receives an option to purchase shares of DST Common Stock. On the date of each annual meeting of DST's stockholders, each Outside Director will be granted an option to purchase shares of DST Common Stock if such Outside Director will continue to serve in such capacity immediately following such annual stockholders' meeting. The DST Compensation Committee determines the number of options to be granted Outside Directors upon appointment or election to the DST Board and to be granted on the date of each annual stockholders' meeting. Except as otherwise set forth in the Stock Option Plan, all options granted to an Outside Director to purchase shares of DST Common Stock become exercisable as follows: 50% on the day preceding the date of the first annual stockholders' meeting after the date of grant of the option; an additional 25% on the day preceding the date of the second annual stockholders' meeting after the date of grant of the option; and the remaining 25% on the day preceding the third annual stockholders' meeting after the date of grant of the option. However, all such options will immediately become exercisable in the event the Outside Director's service on the DST Board is terminated by reason of such Outside Director's death, disability, or retirement (after reaching age 60 and having at least five years of service on the DST Board), subject to certain restrictions under the federal securities laws. All such options will also immediately become exercisable in the event of a change in control of DST subject to certain restrictions under the federal securities laws. Options granted to an Outside Director may be exercised, to the extent otherwise exercisable, for up to one year (but no later than ten years after the date of grant) after the Outside Director ceases to be a member of the DST Board by reason of death, for the remaining term of the option if the Outside Director retires from the DST Board (if such retirement occurs after the director has reached age 60 and has at least five years of service on the DST Board) or becomes disabled, or for a period of ninety days (but no later than ten years after the date of grant) after the Outside Director otherwise ceases to be a member of the DST Board.

    The DST Compensation Committee, or another committee designated by the DST Board consisting of disinterested persons within the meaning of Rule 16b-3 under the Exchange Act and outside directors within the meaning of Code
Section 162(m), or its delegate (the "Stock Option Plan Committee") will administer the Stock Option Plan and determine the recipients of Awards, the type or types of Awards to be granted to each such recipient, the term of such Awards, the consideration to be received by DST for such Awards, if any, the method of payment, and the number of shares subject to such Awards. All determinations of the Stock Option Plan Committee shall be made by a majority of its members. The Stock Option Plan Committee may not grant Awards under the Stock Option Plan after August 31, 2005. The term of Awards granted under the Stock Option Plan may be set at any length the Stock Option Plan Committee determines and may extend beyond August 31, 2005. However, the term of any options granted to Outside Directors may not extend beyond ten years from the date of grant, and the term of any incentive stock option may not extend beyond ten years from the date of grant (or beyond five years, in the case of an incentive stock option granted to a 10% or more stockholder of DST).

    With respect to options, the option exercise price must be at least equal to (and in the case of options granted to Outside Directors must be equal to) the fair market value of the underlying shares on the date of the grant, or, in the case of an option granted in tandem with or in substitution of another grant under the Stock Option Plan or another plan of DST, the fair market value on the effective date of grant of such other award. A stock appreciation right may be granted to Participants either alone or in addition to other Awards granted under the Stock Option Plan and need not relate to a specific option granted. Subject to the terms of the Stock Option Plan, a participant receiving a stock appreciation right will have the right to receive upon exercise thereof an amount equal to the excess of the fair market value of one share of DST Common Stock on the date of exercise, or (except with respect to an incentive stock option) at any time during a specified period before or after the date of exercise as determined by the Stock Option Plan Committee, over the grant price of the right, multiplied by the number of shares of DST Common Stock as to which the participant is exercising the right. The grant price will be as specified by the Stock Option Plan Committee, but will not be less than the fair market value of one share of DST Common Stock on the date of grant of the right, or, in the case of any stock appreciation right retroactively granted in tandem with or in substitution for another Award or any outstanding award under any other plan of DST, on the date of grant of such other award. Limited rights, however, may be granted to participants only with respect to an option granted under the Stock Option Plan or another plan of DST. Subject to the terms of the Stock Option Plan, a participant receiving a limited right granted under the Stock Option Plan will have the right to receive upon exercise thereof an amount equal to the excess of the fair market value of one share of DST Common Stock on the date of exercise or, if greater, and only with respect to any limited right related to an option other than an incentive stock option, the highest price per share of DST Common Stock paid in connection with any change in control of DST, over the option price of the related option, multiplied by the number of shares of DST Common Stock as to which the recipient is exercising the right. Limited rights are exercisable only to the extent the related option is exercisable and only during the three-month period immediately following a change in control of DST. A "change in control" of DST is deemed to have occurred for purposes of the Stock Option Plan if (i) there is a 25% or greater change in the constitution of the DST Board unless such change is approved by at least 75% of certain directors as described in the Stock Option Plan, (ii) any person(s) make a public announcement or filing that they have become, without the consent of the DST Board, an owner of 40% or more of the voting securities of DST, or
(iii) the stockholders of DST approve a merger, consolidation or dissolution of DST or a sale, lease, exchange or disposition of all or substantially all the assets of DST unless such transaction was approved by at least 75% of certain directors as described in the Stock Option Plan.

    The Stock Option Plan provides that the grant, vesting or exercise of Restricted Stock or Performance Awards may be based on one or more of the following performance-based criteria or such other criteria as the Stock Option Plan Committee may determine: (i) attainment of a specified price per share of DST Common Stock; (ii) attainment of a specific rate of growth or increase in the amount of growth in the price per share of DST Common Stock;
(iii) attainment of a specified level of earnings or earnings per share of DST Common Stock; (iv) attainment of a specified rate of growth or increase in the amount of growth of earnings or earnings per share of DST Common Stock;
(v) attainment of a specified level of cash flow or cash flow per share of DST Common Stock; (vi) attainment of a specific rate of growth or increase in the amount of growth of cash flow or cash flow per share of DST Common Stock;
(vii) attainment of a specified level of return on equity; (viii) attainment of a specific rate of growth or increase in the amount of growth of return on equity; (ix) attainment of a specified level of return on assets; or
(x) attainment of a specified rate of growth or increase in the amount of growth of return on assets.

    Performance Awards may be paid in cash, DST Common Stock, Restricted Stock, Options or other property or combination thereof as determined by the Stock Option Plan Committee at the time of payment. Such payment may be made in a single sum, in installments or deferred, as determined by the Stock Option Plan Committee.

    Subject to the terms of the Stock Option Plan, the Stock Option Plan Committee may provide that the recipient of any Award, including a deferred Award, may receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents (which the Stock Option Plan Committee may deem to have been reinvested in additional shares of DST Common Stock or otherwise invested), with respect to the number of shares of DST Common Stock covered by an Award. The Stock Option Plan Committee may permit payment of a Performance Dividend Equivalent to be deferred by a participant until such time as the Stock Option Plan Committee may establish, subject to applicable requirements of the Code.

    No participant in the Stock Option Plan may be granted in any one year options, limited rights, stock appreciation rights, Performance Shares or DST Common Stock, whether or not restricted, that together with all other such Awards granted under the Stock Option Plan in the same calendar year to such participant are in excess of 400,000 shares. Reload options are not counted toward the 9,000,000 share overall Stock Option Plan limit. Performance Units, including performance-based cash bonuses, for any year may not exceed 300% of a participant's annual base salary as of the first day of the year; provided, however, that no more than $1,000,000 of annual base salary may be taken into account for purposes of determining the maximum amount of Performance Units which may be granted in any calendar year to any participant.

    In the event of a change in control of DST, vesting of Awards (including options) will be automatically accelerated and all conditions on Awards will be deemed satisfactorily completed without any action required by the Stock Option Plan Committee. Such Award may then be exercised or realized in full on or before a date fixed by the Stock Option Plan Committee subject to certain restrictions under the federal securities laws. The Stock Option Plan Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of DST.

    The DST Board may amend, alter, suspend, discontinue or terminate the Stock Option Plan. However, any such action that would materially impair the rights of a holder of an Award cannot be made without such holder's consent. The DST Board may consider for each amendment whether the approval of stockholders is desirable or is necessary for the amendment to be effective. The Stock Option Plan Committee is authorized, without a participant's consent, to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of events it deems to be unusual or non-recurring that affect DST or any Affiliates or the financial statements of DST or any Affiliate, or in recognition of changes in applicable law, regulations or accounting principles, whenever the Stock Option Plan Committee deems appropriate to prevent dilution or enlargement of benefits or potential benefits under the Stock Option Plan. In addition, the Stock Option Plan Committee has authority (but is not required), in the case of changes affecting the securities of DST or other unusual events (as the Stock Option Plan Committee determines), to make certain adjustments in the Stock Option Plan or in Awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Option Plan.

    The federal income tax consequences of the issuance and exercise of options under the Stock Option Plan are summarized below. The summary is based on federal income tax laws in effect as of the date hereof. The summary does not constitute tax advice and, among other things, does not address possible state, local or foreign tax consequences.

    The grant of an option will have no tax consequences for the grantee or DST. In general, the grantee will have no taxable income upon the exercise of an incentive stock option if the applicable incentive stock option holding period is satisfied (except that the alternative minimum tax may apply) and DST will have no deduction upon exercise of the incentive stock option. Upon exercising a non-qualified option, the grantee will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise of the stock acquired on exercise and the option exercise price; DST will be entitled to a deduction in the same amount, subject to the possible applicability of the $1,000,000 limitation on deductibility under
Section 162(m) of the Code. Generally, there will be no tax consequence to DST in connection with a disposition of shares acquired on exercise of an option, except that DST may be entitled to a deduction upon disposition of shares acquired on exercise of an incentive stock option before the applicable holding period has been satisfied.

    Under current rulings of the IRS, a grantee who pays the exercise price for an option with DST Common Stock does not recognize gain or loss with respect to the disposition of the stock transferred in payment of the option price. However, the grantee normally will recognize ordinary income upon the exercise of a non-qualified option in the manner discussed above. The grantee's basis in a number of acquired shares equal to the number surrendered will be the same as the grantee's basis in the surrendered shares; the grantee's basis in any additional shares received will be equal to the amount of income the grantee recognizes upon exercise of the option.

    NEW PLAN BENEFITS. DST cannot determine the amounts of Awards that will be granted under the Stock Option Plan or the benefits thereof to the executive officers named in the Summary Compensation table herein, the executive officers as a group, the directors who are not executive officers as a group, and employees who are not executive officers as a group. Under the terms of the Stock Option Plan, the number of Awards to be granted is within the discretion of the DST Compensation Committee.

    The following options to purchase DST Common Stock have been granted prior to the Record Date under the Stock Option Plan to the following individuals and groups:


                                                               NUMBER OF
NAME AND POSITION                                               OPTIONS*

Thomas A. McDonnell.........................................       850,000
  President and Chief Executive Officer
Thomas A. McCullough (director nominee).....................       445,000
  Executive Vice President
J. Michael Winn.............................................       162,000
  Managing Director of DSTi
Charles W. Schellhorn.......................................       240,000
  Vice Chairman of USCS; President of Argus
Robert C. Canfield..........................................       162,000
  Senior Vice President, General Counsel and Secretary
James C. Castle, Ph.D. (director nominee)...................        50,000
  Chairman and Chief Executive Officer, USCS
William C. Nelson (director nominee)........................        24,000
Current Executive Officers as a Group (13 persons)..........     2,521,500**
Current Non-Employee Director Group (5 persons).............       108,000***
Current Non-Executive Officer Employee Group                     5,540,850
  (1,080 persons)...........................................

*   Some of these options have been exercised or forfeited.

** Includes number of options granted to the executive officers listed individually in the table.

*** Includes number of options granted to William C. Nelson, who is the only non-employee director listed individually in the table.

 THE DST BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE
                STOCK OPTION PLAN TO INCREASE AUTHORIZED SHARES

                             THE BOARD OF DIRECTORS

    INFORMATION ABOUT PRESENT DIRECTORS. In addition to the Board Nominees, who are described under Proposal 1, the following individuals are also on the DST Board, for a term ending on the date of the annual meeting of stockholders in the year indicated.

    DIRECTORS SERVING UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2001.

    A. EDWARD ALLINSON, age 65, has served as a director of DST from 1977 to November 1990 and from September 1995 to present. He was an Executive Vice President of State Street Bank and Trust Company ("State Street Bank") and an Executive Vice President of State Street Corporation ("State Street"), the parent company of State Street Bank, from March 1990 through December 1999. Since December 1999, he has served as the Chief Executive Officer and Chairman of the Board of EquiServe L.P. ("EquiServe"), which is owned 25% by Boston Financial Data Services, Inc. ("BFDS"), a joint venture of State Street and DST. He is also a director of KCSI.

    GEORGE L. ARGYROS, age 63, joined the DST Board on December 21, 1998, the effective date of the USCS Merger. Mr. Argyros had been a USCS director since November 1990, and the USCS Merger Agreement contemplated his appointment as a DST director. From 1968 to the present, Mr. Argyros has been Chairman and Chief Executive Officer of Arnel & Affiliates, a diversified investment company. From 1987 to the present, he has been a general partner and the principal financial partner in Westar Capital, a private investment company. Mr. Argyros serves as a member of the boards of directors of First American Financial Corporation, Rockwell International Corporation, and Newhall Land and Farming Co.

    MICHAEL G. FITT, age 68, has served as a director of DST since
September 1995. He was Chairman of Employers Reinsurance Corporation from 1980 through 1992, its President from 1979 through October 1991, and its Chief Executive Officer from 1980 through 1992, and he is now retired. He is also a director of KCSI.

    DIRECTORS SERVING UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2002.

    THOMAS A. MCDONNELL, age 54, has served DST as a director since 1971; as Chief Executive Officer since October 1984; and as President since January 1973 (except for a 30-month period from October 1984 to April 1987). He served as Treasurer of DST from February 1973 to September 1995 and as Vice Chairman of the Board from June 1984 to September 1995. He served KCSI as Executive Vice President from February 1987 until October 1995 and as a director from 1983 until October 1995. He is a director of BHA Group, Inc., Computer Sciences Corporation, Euronet Services Inc., and Informix Software, Inc.

    M. JEANNINE STRANDJORD, age 54, has served as a director of DST since January 1996. She has served as Senior Vice President of Finance for the Long Distance Division of Sprint Corporation ("Sprint") since November 1998. She had previously served since 1985 as Vice President of Finance and Distribution at AmeriSource, Inc., a Sprint subsidiary, and since 1990 as Senior Vice President and Treasurer for Sprint. She is also a director of six registered investment companies which are advised by American Century Investments.

BOARD OF DIRECTORS' MEETINGS AND STANDING COMMITTEES.

    MEETINGS. The DST Board met six times in 1999. Dr. Castle was not present at two of the meetings. The DST Board has established two standing committees: the DST Audit Committee and the DST Compensation Committee. It has not established a standing nominating committee. During 1999, the DST Audit Committee held three meetings and the DST Compensation Committee held five meetings, and all committee members attended all of the meetings of the committees during the period in which they served.

    DST AUDIT COMMITTEE. The DST Audit Committee's primary responsibilities are to oversee the internal and external audit functions of DST and to meet with and consider suggestions from members of management and the internal audit staff, as well as from DST's independent accountants, concerning the financial operations of DST. The DST Audit Committee also reviews audited financial statements of DST and considers and recommends the appointment of, and approves the fee arrangement with, independent accountants for audit, advisory, and consulting services. Members of the DST Audit Committee are Ms. Strandjord and Messrs. Argyros, Fitt and Nelson. The DST Board appoints the members of the DST Audit Committee to serve staggered three-year terms.

    DST COMPENSATION COMMITTEE. The DST Compensation Committee's primary responsibilities are to make determinations with respect to salaries and bonuses of and other compensation arrangements with DST's officers and to administer the officers' compensation plans. Members of the DST Compensation Committee are Ms. Strandjord and Messrs. Argyros, Fitt and Nelson. The DST Board appoints the members of the DST Compensation Committee to serve one-year terms. The DST Compensation Committee Report on Executive Compensation is set forth herein.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Thomas A. McCullough, Director and Executive Vice President of DST, serves on the Board of Directors and as a member of the Executive Committee of the Board of Directors of BFDS. During 1999, A. Edward Allinson, a director of DST, served as Chairman of the Board of Directors of BFDS. Although the BFDS Board of Directors Executive Committee performs certain functions equivalent to those of a compensation committee, it did not determine Mr. Allinson's compensation for serving as an officer of BFDS. BFDS uses DST's mutual fund system and services as a remote service client of DST. Certain subsidiaries of DST provide printing, mailing and other services to BFDS. For 1999, DST and its subsidiaries had revenues of $74,164,948 from BFDS and its subsidiaries and joint ventures.
Mr. Allinson is also an executive officer of EquiServe. EquiServe uses DST's stock transfer system and services. Certain subsidiaries of DST provide print, mail and other services to EquiServe. For 1999, DST and its subsidiaries had revenues of $15,497,159 from EquiServe.

    COMPENSATION OF DIRECTORS. Directors who do not receive compensation as officers or employees of DST or any of its more than 50% owned affiliates (the "Outside Directors") are each paid a fee of $4,000 for each meeting of the DST Board that they attend, a fee of $2,000 for each committee meeting that they attend, and a fee of $500 for any telephonic DST Board or committee meeting in which they participate, plus reimbursement of reasonable travel expenses.

    The Outside Directors may defer their compensation under the Directors' Deferred Fee Plan, a non-qualified deferred compensation plan adopted
September 19, 1995. Under the plan, directors who receive fees from DST may make an annual election to defer all or a part of any fees earned during the next calendar year. Each participant's account will be credited with the amount of fees deferred and adjusted annually by an interest factor equal to a rate of return selected by the DST Board, or if the participant elects, by a rate of return earned for the year from a hypothetical investment allocated by the participant among certain mutual funds. The benefits become distributable after termination of service as a director or in certain other circumstances as approved by the DST Compensation Committee. Fees to some directors previously deferred under an earlier plan, which terminated effective August 31, 1995, continue to be deferred and earn interest and shall be distributed in accordance with such earlier plan.

    The Outside Directors automatically receive options to purchase DST Common Stock under the Stock Option Plan. The participation of the Outside Directors in the Stock Option Plan is described under Proposal 4 herein. In addition to the options, beginning February 29, 2000, when an Outside Director first takes a position on the DST Board, the Outside Director receives 1,000 shares of DST Common Stock, and on the date of each annual stockholders' meeting, each Outside Director who will continue to serve in such capacity immediately following such meeting receives 500 shares of DST Common Stock.

                             EXECUTIVE COMPENSATION

DST COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.*

    SCOPE OF DST COMPENSATION COMMITTEE'S DETERMINATIONS. The DST Compensation Committee determined the 1999 compensation packages for DST executive officers other than Dr. Castle, C. Randles Lintecum, president of DST's wholly-owned subsidiary, Output Technology Solutions, Inc., and Michael F. McGrail, president of DST's indirect wholly-owned subsidiary DST Innovis, Inc. Dr. Castle and Messrs. Lintecum and McGrail (collectively, "USCS Officers") were executive officers of USCS or its subsidiaries prior to the USCS Merger and joined DST upon the effective date of the USCS Merger. The 1999 compensation packages of the USCS Officers were based on determinations made by the USCS Board of Directors Compensation Committee prior to the USCS Merger, and, as respects stock options granted in 1999, by the DST Compensation Committee. The DST Compensation Committee intends to determine the entire compensation packages of the USCS Officers for 2000.

    COMPENSATION PRINCIPLES. The DST Compensation Committee determined the base salaries for DST executive officers other than the USCS Officers (collectively the "DST Officers") on the basis that such salaries be fair, reasonable and competitive. The DST Compensation Committee also based the compensation packages for the DST Officers and 1999 option grants on the principles that executive officers should be encouraged to have long-term ownership in DST and should have the opportunity to earn additional compensation if DST stockholders experience increases in the value of DST Common Stock.

    OVERVIEW OF 1999 COMPENSATION. The compensation of DST Officers for 1999 consisted of base salary and of awards issued pursuant to the Stock Option Plan. The Stock Option Plan allows the granting of stock options and other forms of incentive compensation to DST Officers and was approved by stockholders in 1996. In 1997, stockholders approved additional types of awards the DST Compensation Committee could grant under the Stock Option Plan, including restricted stock. For 1999, the awards granted to DST Officers under the Stock Option Plan were cash bonuses, restricted stock, and stock options, and awards granted to USCS Officers were stock options. Because of the last two types of awards, a substantial amount of the executive officers' 1999 compensation was at-risk and tied to DST's performance, furthering the DST Compensation Committee's compensation principles. The DST Officers also participated in certain other benefits available generally to DST officers and employees so that their base compensation packages were competitive with compensation packages of other companies.

    DETERMINATION OF 1999 COMPENSATION. In determining target levels of base salary and of total cash compensation and the types of awards to grant, the DST Compensation Committee considered the recommendations of an independent compensation consultant and analyzed data from a survey provided by the consultant. The survey provided compensation information from the proxy statements of fourteen companies, including five of the companies in the peer group shown in the Stock Performance Graph contained in this Proxy Statement and other companies the compensation consultant and the DST Compensation Committee believed to be comparable in size, scope or complexity to DST or to be industries or businesses in which DST competes for customers or from which it would typically recruit executives. The DST Compensation Committee focused on the information in the survey about officers with positions and responsibilities similar to each DST Officer.

------------------------

* The DST Compensation Committee Report on Executive Compensation and the Stock Performance Graph included herein shall not be incorporated by reference into any filings under the Securities Act of 1933 or the Exchange Act, either as amended, notwithstanding the incorporation by reference of the Proxy Statement into any such filings.

    The DST Compensation Committee took the following actions with respect to each component of the compensation packages:

    BASE SALARIES. With the advice of the independent compensation consultant, the DST Compensation Committee set the target for each DST Officer's base salary for 1999 to be in the 50th percentile of compensation levels for comparable positions shown in the survey. The DST Compensation Committee also examined the responsibilities of individual executive officers in relation to the market and to each other and made adjustments where appropriate.

    CASH BONUSES AND RESTRICTED STOCK. Under the Officers Incentive Plan, which was adopted pursuant to and as an implementation of the Stock Option Plan as incentive for DST Officers to meet DST's financial goals, the DST Compensation Committee may award incentive compensation to an officer based on a percentage of the officer's base salary. As described in the section Other Compensation Plans and Arrangements herein, the bonus for J. Michael Winn, Managing Director of DSTi, is tied to DSTi's pretax earnings. The percentage of salary awarded to the other DST Officers, if any, depends on DST achieving certain annual and/or cumulative threshold, target or maximum earnings per share goals ("EPS Goals") established by the DST Compensation Committee prior to the beginning of the years in which the goals apply.

    For 1999, the DST Compensation Committee established threshold, target and maximum EPS Goals for DST and determined the percentage of each DST Officer's salary (other than Mr. Winn) to be awarded at each level of EPS Goals met by DST. The DST Compensation Committee, with the help of the independent compensation consultant, determined that EPS reported results for 1999 should be decreased to eliminate the effect of new accounting rules requiring the capitalization of software developed for internal use. The range of minimum percentages of base salary which could be awarded to officers other than Mr. McDonnell for 1999 if EPS goals were met was from 25% to 50% and the range of maximum percentages was 75% to 150%. In establishing the ranges, the DST Compensation Committee set the target for each DST Officer's total cash compensation to be in the 75th percentile of the applicable survey information, if DST met certain performance criteria.

    Under the Officers Incentive Plan through 1999 for all DST Officers other than Mr. Winn, incentive compensation awarded if DST exceeded the threshold EPS Goal consisted of a combination of cash and restricted DST Common Stock. If the threshold EPS Goal was met but not exceeded, all of the incentive bonus was paid only in cash; for that portion of the bonus attributable to performance above the threshold EPS Goal and up to the target EPS Goal, 60% of the bonus was cash and 40% restricted stock; and for that portion of the bonus attributable to performance above the target EPS Goal and up to the maximum EPS Goal, 50% of the bonus was cash and 50% restricted stock.

    If the participant's employment by DST or its subsidiaries terminates (other than upon retirement after age 60, disability, death or termination without cause) prior to the last day of the third calendar year after the plan year for which the incentive award was granted, the restricted DST Common Stock is forfeited. The Officers Incentive Plan provides that no participant may receive an incentive award greater than 250% of such participant's base salary as of the beginning of the plan year. Additionally, the aggregate value of all incentive awards for a calendar year may not exceed 10% of DST's pre-tax income for that year.

    STOCK OPTIONS. In granting stock options in 1999 to executive officers, the DST Compensation Committee, with advice from an independent compensation consultant, analyzed the application of option pricing models and other valuation techniques to stock option data in the surveys of the independent compensation consultant and considered the responsibility level of each officer receiving an option award and the total number of options previously granted to each such officer.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The DST Compensation Committee determined Mr. McDonnell's base salary of $500,000 in the same manner it determined the salaries of other DST Officers.

    Under the Officers Incentive Plan, Mr. McDonnell's threshold, target and maximum incentive awards for 1999 were set at 70%, 140% and 210% of his base salary, respectively, if DST attained its threshold, target or maximum EPS Goals. The DST Compensation Committee set such levels in recognition of Mr. McDonnell's responsibilities and to provide incentives tied to DST's financial performance.

    The stock options awarded Mr. McDonnell in 1999 have the same terms as the options awarded the other executive officers. The DST Compensation Committee awarded Mr. McDonnell the number of options he received because of his level of responsibility.

    DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Code limits a public company's deduction for federal income tax purposes of compensation expense in excess of $1 million paid to the executive officers named in the company's summary compensation table. Performance-based compensation which meets the requirements of Section 162(m) is excluded from the compensation subject to the $1 million deduction limitation. The DST Compensation Committee believes DST has taken the steps required to exclude from calculation of the $1 million compensation expense limitation any performance-based awards granted under the Stock Option Plan to the executive officers listed in the Summary Compensation Table in this proxy statement (the "Named Officers").

                         THE DST COMPENSATION COMMITTEE

                               George L. Argyros
                                Michael G. Fitt
                               William C. Nelson
                             M. Jeannine Strandjord

STOCK PERFORMANCE GRAPH.

    The following graph shows the changes in value since the initial public offering of DST Common Stock (the "IPO") of an assumed investment of $100 in:
(i) DST Common Stock; (ii) the stocks that comprise the S&P 400 MidCap index(1); and (iii) the stocks that comprise a peer group of companies(2). The table following the graph shows the dollar value of those investments as of December 31, 1999. The value for the assumed investments depicted on the graph and in the table has been calculated assuming that cash dividends, if any, are reinvested at the end of each quarter in which they are paid.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             DST COMMON   S&P 400 MIDCAP
             Stock Value           Index  Peer Group
Nov 1 1995       $100.00         $100.00     $100.00
Dec 31 1995      $135.71         $104.11     $103.62
Dec 31 1996      $149.40         $124.10     $117.74
Dec 31 1997      $203.27         $164.13     $132.26
Dec 31 1998      $271.72         $195.49     $167.45
Dec 31 1999      $363.38         $224.26     $216.15

                       NOVEMBER 1,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                          1995           1995           1996           1997           1998           1999
                       -----------   ------------   ------------   ------------   ------------   ------------
DST Common Stock
  Value                    $100         $135.71        $149.40        $203.27        $271.72        $363.38
S&P 400 MidCap Index
  Value                    $100         $104.11        $124.10        $164.13        $195.49        $224.26
Peer Group Value           $100         $103.62        $117.74        $132.26        $167.45        $216.15

(1) Standard and Poor's Corporation, an independent company, prepares the S&P 400 MidCap Index.

(2) This index is based upon a group of comparable companies in DST's industry comprised of: Automatic Data Processing, Inc.; Bisys Group, Inc.; The
    Continuum Company, Inc. (through August 1, 1996, the date it was acquired by Computer Sciences Corporation); First Data Corporation; Fiserv, Inc.; Policy Management Systems, Inc.; and SunGard Data Systems, Inc.

SUMMARY COMPENSATION TABLE.

    The following table sets forth for the calendar years indicated the total compensation paid to or for the account of the Chief Executive Officer ("CEO") of DST and the four executive officers other than the CEO receiving the highest totals of salary and bonus for 1999.

                                                                                LONG TERM
                                                                              COMPENSATION
                                                        ANNUAL
                                                     COMPENSATION                AWARDS
                                                                        RESTRICTED    NUMBER OF
                                                                          STOCK       SECURITIES
                                                   SALARY     BONUS       AWARDS      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR       ($)        ($)        ($)(1)     OPTIONS/SARS   COMPENSATION($)(2)
Thomas A. McDonnell                      1999     500,000    735,000      315,000       100,000           82,414
  President and Chief Executive          1998     400,000    546,000      234,000        75,000            4,175
  Officer                                1997     400,000    546,000      234,000        75,000            4,746

Thomas A. McCullough                     1999     400,000    420,000      180,000        60,000           50,376
  Executive Vice President               1998     335,000    351,750      150,750        45,000            4,175
                                         1997     335,000    351,752      150,748        45,000            4,746

J. Michael Winn                          1999     242,730    364,095            0        20,000           55,323
  Managing Director of DSTi              1998     231,708    373,500            0        20,000           52,449
                                         1997     226,243    294,681            0        20,000           52,855

Charles W. Schellhorn                    1999     300,000    252,000      108,000        30,000           31,615
  Vice Chairman of USCS;                 1998     260,000    218,400       93,600        30,000            4,175
  President of Argus                     1997     260,000    218,400       93,600        30,000            4,746

Robert C. Canfield                       1999     275,000    231,000       99,000        20,000           28,580
  Senior Vice President, General         1998     252,000    211,680       90,720        20,000            4,175
  Counsel and Secretary                  1997     252,000    211,712       90,688        20,000            4,746

(1) Mr. Winn did not receive restricted stock as part of compensation for 1997 through 1999. The following table shows the number of shares of restricted stock received by the remaining Named Officers as of February 29, 2000 under the Officers Incentive Plan as part of 1999 compensation. Such number of shares was determined by dividing the dollar amount of the portion of the bonus to be paid in equity by the closing price of DST Common Stock on the date of grant. The table also shows the aggregate number of restricted shares held by such officers on December 31, 1999 and their aggregate market value on December 31, 1999, and the dates on which restrictions lapse. The restrictions on and the transferability of the stock are described herein in the DST Compensation Committee Report on Executive Compensation and in the section Other Compensation Plans and Arrangements. Holders of the restricted DST Common Stock have the right to vote such stock and to receive any dividends or other distributions with respect to such stock.

--------------------------------------------------------------------------------------------------------------------------
                                                          TOTAL RESTRICTED
                                                               SHARES
                                                          GRANTED PRIOR TO
                                                            12/31/99 AND
                                                              12/31/99
                                        NUMBER OF           MARKET VALUE
                                    RESTRICTED SHARES   ---------------------     DATE RESTRICTIONS WILL LAPSE IF SHARES
                                     GRANTED IN 2000                              ARE NOT FORFEITED AND NUMBER OF SHARES
                                        FOR 1999         TOTAL       MARKET     ------------------------------------------
NAMED OFFICER                         COMPENSATION       SHARES    VALUE ($)    12/31/2000      12/31/2001      12/31/2002
--------------------------------------------------------------------------------------------------------------------------
Thomas A. McDonnell                       5,612          8,735       666,590      4,500           4,235           5,612
Thomas A. McCullough                      3,207          5,627       429,410      2,899           2,728           3,207
Charles W. Schellhorn                     1,924          3,494       266,636      1,800           1,694           1,924
Robert C. Canfield                        1,763          3,385       258,318      1,744           1,641           1,763
--------------------------------------------------------------------------------------------------------------------------

(2) All other compensation for Messrs. McDonnell, McCullough, Schellhorn and Canfield for 1999 is comprised of: (i) contributions to their respective accounts under the DST ESOP of $701; and (ii) contributions to their respective accounts under the DST 401(k) of $3,876. All other compensation for 1999 for Mr. McDonnell also includes a grant of 30 shares of DST Common Stock under the DST Stock Bonus Plan and a contribution of $76,148 to his account under the DST Systems, Inc. Nonqualified Supplemental Executive Retirement Plan ("Executive Retirement Plan"). The closing price of DST Common Stock on the NYSE on the date of the grant to Mr. McDonnell under the DST Stock Bonus Plan was $56.3125. All other compensation for 1999 for Messrs. McCullough, Schellhorn and Canfield also includes respective contributions of $45,799, $27,038 and $24,003 to their Executive Retirement Plan accounts. All other compensation for Mr. Winn for 1999 is comprised of a contribution of $42,526 to his qualified retirement plan account, a payment of $11,303 for amounts Mr. Winn could not contribute to such account as a result of statutory limits, and $1,494 in term life insurance premiums.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth information about the options to acquire DST Common Stock granted the Named Officers in 1999.

                                  NUMBER OF     PERCENT OF TOTAL
                                  SECURITIES      OPTIONS/SARS
                                  UNDERLYING       GRANTED TO      EXERCISE OR                 GRANT DATE
                                 OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION     PRESENT
             NAME                 GRANTED(1)     FISCAL YEAR(2)     ($/SH)(1)     DATE(1)     VALUE($)(3)
Thomas A. McDonnell                 100,000            6.7            55.25      2/25/2009      1,990,000

Thomas A. McCullough                 60,000            4.0            55.25      2/25/2009      1,194,000

J. Michael Winn                      20,000            1.3            55.25      2/25/2009        398,000

Charles W. Schellhorn                30,000            2.0            55.25      2/25/2009        597,000

Robert C. Canfield                   20,000            1.3            55.25      2/25/2009        398,000

(1) The options granted to the Named Officers in 1999 are exercisable one year from the date of grant. All options have a ten-year term but are subject to earlier termination upon the occurrence of certain events, including termination of employment, disability, or death. The exercise price of each option is equal to the average of the high and low price of DST Common Stock on the NYSE on the date of the grant. The Named Officers may satisfy their minimum statutory tax withholding obligations by authorizing DST to withhold shares of DST Common Stock which would otherwise have been issuable on exercise or, subject to certain restrictions, by delivering DST Common Stock to DST. In the event of a change in control (as defined in the Stock Option
    Plan), the options granted in 1999 to the Named Officers become immediately exercisable and, subject to certain securities laws restrictions, the officers may exercise certain limited rights related to their options.

(2) Options for a total of 1,488,150 shares of DST Common Stock were granted to employees in 1999.

(3) In accordance with Securities and Exchange Commission ("SEC") rules, the Black-Scholes option pricing model was chosen to estimate the Grant Date
    Present Value of the options set forth in this table. DST's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Value: options are exercised
    5 years after the date of grant, volatility of 29.353% (calculated weekly over the three preceding calendar years), dividend yield of 0% and risk free rate of return rate of 5.253% (United States Government Zero Coupon Bond on date of grant with a five-year maturity). Given the limited trading history of DST Common Stock, the volatility factor was determined by using the average of the volatility of the stock of three of the peer companies constituting the peer group referenced in the Stock Performance Graph contained herein. No adjustments were made for non-transferability or risk of forfeiture of the options. The real value of the options in this table depends upon the actual performance of DST Common Stock during the applicable period and upon the date the options are exercised.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

    The following table shows the Named Officers' exercise during 1999 of options to purchase DST Common Stock and shows the number and value of their exercisable and unexercisable options at December 31, 1999.

                                                  NUMBER OF SECURITIES
                         SHARES                        UNDERLYING          VALUE OF UNEXERCISED
                         ACQUIRED                      UNEXERCISED             IN-THE-MONEY
                           ON          VALUE         OPTIONS/SARS AT           OPTIONS/SARS
                         EXERCISE    REALIZED          FY-END (#)              AT FY-END ($)
         NAME              (#)         ($)*       EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
Thomas A. McDonnell....        0             0    550,000     100,000     26,831,278   2,040,630

Thomas A. McCullough...        0             0    265,000      60,000     12,546,107   1,224,378

J. Michael Winn........   82,000     3,558,941     20,000      20,000        473,126     408,126

Charles W.
  Schellhorn...........        0             0    170,000      30,000      7,999,696     612,189

Robert C. Canfield.....        0             0    102,000      20,000      4,713,693     408,126

* Although Mr. McCullough did not realize any value through the exercise of options to purchase DST Common Stock, he realized $4,230,534 from the exercise of options to purchase KCSI stock he had been awarded prior to the IPO by the Compensation and Organization Committee of the KCSI Board of Directors (the "KCSI Committee") as a result of his employment as a DST officer.

    EMPLOYMENT AGREEMENTS. An agreement between DST and Thomas A. McDonnell commencing January 1, 1999 (the "McDonnell Agreement") provides for
Mr. McDonnell's continued employment at a base salary set by the DST Compensation Committee. Agreements between DST and Messrs. McCullough, Schellhorn and Canfield, each dated April 1, 1992 and amended October 9, 1995 (the "DST Executive Agreements"), provide for the continued employment of each such officer in his respective executive officer position at his base salary in effect at the date of execution of his respective agreement subject to adjustment by the DST Compensation Committee. Each of the DST Executive Agreements and the McDonnell Agreement (collectively, the "DST Employment Agreements") may be terminated by the officer on at least 30 days' notice to DST and by DST without notice and with or without cause. If DST terminates any of the DST Employment Agreements without cause, the DST Executive Agreements entitle the officer to severance pay equal to 12 months' base salary and 12 months' reimbursement of costs of obtaining comparable life and health insurance benefits unless another employer provides such benefits, and the McDonnell Agreement provides for such severance pay based on a 24 month period.

    The DST Employment Agreements provide that the officers are eligible to participate in any DST incentive compensation plan and to receive other benefits DST generally makes available to its executive officers. The DST Employment Agreements also govern the officers' employment after a "change in control"* of DST. If a change in control occurs during the term of any of the DST Employment Agreements, the officer would be entitled to the following: (a) continuation of the officer's employment, executive capacity, salary and benefits for a three-year period at levels in effect on the "control change date"*; (b) with respect to unfunded employer obligations under benefit plans, to a discounted cash payment of amounts to which the officer is entitled; (c) if the officer's employment is terminated after the control change date other than "for cause"*, to payment of his base salary through termination plus a discounted cash severance payment based on his salary for the remainder of the three-year period and to continuation of benefits to the end of that period; (d) if the officer resigns after a change in control upon "good reason"* and advance written notice, to receive the same payments and benefits as if his employ-

------------------------

*  The DST Employment Agreements define this term.

ment had been terminated other than for cause; (e) if amounts received on or after the change in control date involve "Parachute Payments" subject to tax under Section 4999 of the Code, to receive payments necessary to relieve the officer of certain adverse federal income tax consequences; and (f) the placement in trust of funds to secure the obligations to pay any legal expense of the officer in connection with disputes arising with respect to the agreement.

    Mr. Winn, the Managing Director of DSTi, is subject to an employment agreement dated June 23, 1993. DSTi may terminate the agreement without notice "for cause" as described in the agreement, and either DSTi or Mr. Winn can terminate the agreement for any other reason by giving notice of not less than twelve months. The agreement permits DSTi to place Mr. Winn in an executive capacity other than Managing Director. The agreement provides that Mr. Winn shall receive pension contributions and medical insurance. The agreement provides that Mr. Winn's base salary is reviewed annually and is subject to increase by the board of directors of DSTi. Mr. Winn's bonus arrangements are discussed in the section Winn Personal Retirement and Bonus Arrangements herein.

    OTHER COMPENSATION PLANS AND ARRANGEMENTS. The following compensatory plans and arrangements, in which certain of the Named Officers participate, are not generally available to all DST employees:

    THE STOCK OPTION PLAN. All of the Named Officers have received awards under the Stock Option Plan. Stockholders approved the Stock Option Plan at the 1996 Annual Meeting of Stockholders and approved amendments to the plan at the 1997 Annual Meeting of Stockholders and at the Special Meeting of Stockholders held on December 21, 1998. The Stock Option Plan provides for the automatic, periodic grant of stock options to Outside Directors and gives the DST Compensation Committee the discretion to award incentives to selected DST employees in the form of options, reload options, restricted stock, stock appreciation rights, limited rights, performance shares, performance units (including performance-based cash awards), dividend equivalents, DST Common Stock, or any other right, interest or option relating to shares of DST Common Stock granted pursuant to the Stock Option Plan.

    In the event of a change in control of DST (as defined in the Stock Option
Plan), vesting of awards (including options) will be automatically accelerated and all conditions on awards shall be deemed satisfactorily completed without any action required by the DST Compensation Committee so that such award may be exercised or realized in full on or before a date fixed by the DST Compensation Committee, subject to certain restrictions under the federal securities laws. The DST Compensation Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such awards as it may deem equitable and in the best interests of DST.

    THE DST SYSTEMS, INC. EXECUTIVE PLAN. The Executive Plan, a non-qualified deferred compensation plan, terminated effective December 31, 1995. However, account balances for each participant on such date remain subject to the terms of the Executive Plan. Officers of DST selected by the KCSI Committee prior to the IPO participated in the Executive Plan. Each of the Named Officers other than Mr. Winn participates. Prior to termination of the Executive Plan, DST credited each participant's account with the value of contributions DST would have made to the various qualified plans maintained by DST without regard to statutory contribution limits and eligibility requirements, less the amount actually contributed to such qualified plans on the participant's behalf. The accounts, which became fully vested upon termination of the Executive Plan, become distributable after termination of employment or in certain instances as approved by the DST Compensation Committee.

    THE EXECUTIVE RETIREMENT PLAN. For 1999, credits were made to the accounts of all of the Named Officers other than Mr. Winn under an Executive Retirement Plan adopted by the DST Compensation Committee. The credits for each of the participating Named Officers were equal to the value of contributions DST would have made to various qualified plans maintained by DST and of forfeiture amounts that would have been credited to such accounts but for the application of certain statutory contribution limits. The accounts are credited with earnings based on hypothetical investments selected by the DST Compensation Committee or its delegate and vest based on years of service or upon a change in control, as defined in the plan.

    THE OFFICERS INCENTIVE PLAN. All of the Named Officers other than Mr. Winn have received awards under the Officers Incentive Plan. Incentive awards issued under the Officers Incentive Plan are subject to restrictions and limitations imposed under the terms of the Stock Option Plan. All officers of DST participate in the Officers Incentive Plan, and officers of more than 50% owned subsidiaries are eligible if designated by the DST Compensation Committee. If for a given plan year DST achieves earnings per share, segment pre-tax earnings or other goals set by the DST Compensation Committee, participants may receive awards based on percentages of annual base salaries. Under the Officers Incentive Plan, the equity portion of awards which may be granted as part of compensation for 2000, if goals set by the DST Compensation Committee are met, will consist of either options to purchase DST Common Stock or restricted DST Common Stock.

    Restrictions on DST Common Stock issued pursuant to the Officers Incentive Plan are described in the DST Compensation Committee Report on Executive Compensation herein. The restricted DST Common Stock is not transferable during such period of restriction except to family members or trusts for family members, and the stock remains subject to the restrictions after such permitted transfers. In the event of retirement after age 60, termination because of disability or without cause, or a change in control, as defined in the Officers Incentive Plan, the restrictions shall be deemed released.

    OFFICER TRUSTS. DST has established trusts that are intended to secure the rights of its officers, directors, employees, and former employees under the employment continuation commitments of certain employment agreements, the Directors' Deferred Fee Plan, the Officers Incentive Plan, and the Executive Plan. The function of each trust is to receive contributions by DST and, in the event of a change in control of DST where DST fails to honor covered obligations to a beneficiary, the trust shall distribute to the beneficiary amounts sufficient to discharge DST's obligation to such beneficiary. The trusts require DST to be solvent as a condition of making distributions. The trusts are revocable until a change in control of DST (as defined in the trusts) and terminate automatically if no such change in control occurs prior to December 31, 2001, unless the trusts are extended prior to such date.

    WINN PERSONAL RETIREMENT AND BONUS ARRANGEMENTS. Under a qualified retirement plan available to all DSTi employees, DSTi makes a contribution up to a statutory limit to Mr. Winn's personal retirement account. DSTi makes a supplemental payment to Mr. Winn of twenty percent of his annual salary less the amount contributed to the qualified plan account. If DSTi achieves annual threshold, target or maximum levels of pretax earnings, then Mr. Winn receives a cash bonus based on a percentage of his salary. The percentage amount depends on the level of pre-tax earnings achieved over a one-year period and cumulatively over a three-year period. If DSTi achieves the threshold level, Mr. Winn earns a bonus equal to 50% of his salary. If DSTi achieves the target level, the bonus equals his salary. If DSTi achieves the maximum level, the bonus equals 150% of his salary. Payment of 30% of the bonus is deferred for one year. The deferred portion may be reduced by 20% if DSTi's pre-tax earnings do not exceed the threshold level for the following year. It may grow by 20% if DSTi's pre-tax earnings meet or exceed the maximum level for the following year.

                                 OTHER MATTERS

    GENERAL INFORMATION. DST will bear the cost of the Annual Meeting, including the cost of mailing the proxy materials. Proxies may also be solicited by telephone, telegraph or in person by directors, officers and employees not specifically engaged or compensated for that purpose. DST has retained D.F.
King & Co., Inc. to assist in the solicitation of proxies at a cost not expected to exceed $5,000 plus expenses.

    DST'S INDEPENDENT ACCOUNTANTS. The DST Audit Committee recommended, and the DST Board selected, the firm of PricewaterhouseCoopers LLP to serve as independent accountants to examine the consolidated financial statements of DST for the year 2000. Although the DST Board has selected PricewaterhouseCoopers LLP for 2000, the DST Board nonetheless may, in its discretion, retain another independent accounting firm at any time during the year if it concludes that such change would be in the best interest of DST and its stockholders.

    PricewaterhouseCoopers LLP served as DST's independent accountants for 1999. As such, PricewaterhouseCoopers LLP performed professional services in connection with the examination of the consolidated financial statements of DST. Such services included examination of the consolidated financial statements of DST and of the financial statements of various subsidiaries, review of reports filed with the SEC, and review of control procedures of the mutual fund processing system of DST. In addition, PricewaterhouseCoopers LLP provided certain other accounting, auditing and tax services to DST and certain of its subsidiaries during 1999. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

    STOCKHOLDER PROPOSALS. Stockholders may as described below submit proposals for consideration at a stockholders' meeting. No stockholder proposals are being considered at this Annual Meeting.

    INCLUSION OF STOCKHOLDER PROPOSALS IN THE 2001 ANNUAL MEETING PROXY STATEMENT. If a stockholder desires to have a proposal included in DST's Proxy Statement for the annual meeting of stockholders to be held in 2001, the Corporate Secretary of DST must receive such proposal on or before November 30, 2000, and the proposal must comply with the applicable SEC laws and rules and the procedures set forth in the DST By-laws. DST may require any proposed nominee for election as a director or stockholder proposing a nominee to furnish such other information as DST may reasonably require to properly complete any proxy or information statement used for the solicitation of proxies in connection with the meeting at which stockholders are to elect directors.

    TIMELY NOTICE TO DST OF NOMINATIONS FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS. To bring a proposal before an annual meeting (other than a proposal requested to be set forth in the Proxy Statement, as noted above), the DST By-laws require that the Corporate Secretary of DST must receive such proposal in writing not less than 60 days nor more than 90 days prior to the meeting at which the stockholders will consider the proposal; provided, however, that in the event that the DST Board designates the meeting to be held at a date other than the second Tuesday in May and gives notice of or publicly discloses the date of the meeting less than 60 days prior to its occurrence, the Corporate Secretary of DST must receive the written proposal not later than the close of business on the 15th day following the date of the notice or public disclosure of the meeting date, whichever first occurs.

    Under these requirements, proposals (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2001 annual meeting must be received by the Corporate Secretary of DST no earlier than February 7, 2001 and no later than March 9, 2001.

    CONTENTS OF NOTICE OF PROPOSAL. The required contents of the notice of proposal depend on whether the proposal pertains to nominating a director or to other business. A stockholder's notice pertaining to the nomination of a director shall set forth: (a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of DST that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee; (b) as to the stockholder giving the notice, (i) the name and address of the stockholder, and (ii) the class and number of shares of capital stock of DST that are beneficially owned by the stockholder and the name and address of record under which such stock is held; and (c) the signed consent of the nominee to serve as a director if elected.

    A stockholder's notice concerning business other than nominating a director shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the class and number of shares of capital stock of DST that are beneficially owned by the stockholder and the name and address of record under which such stock is held, and (d) any material interest of the stockholder in such business. The Chairman of the Annual Meeting has the power to determine whether the proposed business is an appropriate subject for and was properly brought before the meeting.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Exchange Act requires DST's directors and certain of its officers, and each person, legal or natural, who owns more than 10% of DST Common Stock (each, a "Reporting Person"), to file reports of such ownership with the SEC, the NYSE, the CHX, and DST. Based solely on review of the copies of such reports furnished to DST, and written representations relative to the filing of certain forms, no Reporting Person other than William C. Nelson, Director, was late in filing such reports for fiscal year 1999. Mr. Nelson purchased 27.03 shares of DST Common Stock through an investment partnership in 1997 and reported the sale on a Form 4 filed in June 1999.

                                          By Order of the Board of Directors
                                          /s/ Robert C. Canfield

                                          Robert C. Canfield
                                          SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

Kansas City, Missouri

March 30, 2000

                                   APPENDIX A

                               DST SYSTEMS, INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
I.     Purpose and Effective Date..................................     1
II.    Definitions.................................................     1
III.   Administration..............................................     3
IV.    Number of Shares............................................     3
V.     Eligibility Requirements....................................     4
VI.    Enrollment..................................................     4
VII.   Grant of Options on Enrollment..............................     5
VIII.  Payroll Deductions..........................................     5
IX.    Purchase of Shares..........................................     6
       Withdrawal From the Plan; Termination of Employment; Leave
X.     of Absence; Death...........................................     7
XI.    Miscellaneous...............................................     8

                               DST SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                           I.  PURPOSE AND EFFECTIVE DATE

    1.1 The purpose of the DST Systems, Inc. 2000 Employee Stock Purchase Plan is to provide an opportunity for eligible employees to acquire a proprietary interest in DST Systems, Inc. through the purchase of shares of common stock of the Company through accumulated payroll deductions. It is the intent of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Code. The provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of
Section 423 of the Code.

    1.2 The Plan shall be effective on the Effective Date stated below, subject to the approval of the Company's stockholders within one year before or one year after the date the Plan is approved by the board of directors of the Company. No option shall be granted under the Plan after the date as of which the Plan is terminated by the Board in accordance with Section 11.7 of the Plan.

                                II.  DEFINITIONS

    The following words and phrases, when used in this Plan, unless their context clearly indicates otherwise, shall have the following respective meanings:

    2.1 "ACCOUNT" means a recordkeeping account maintained for a Participant to which payroll deductions are credited in accordance with Article VIII of the Plan.

    2.2  "ARTICLE" means an Article of this Plan.

    2.3 "ACCUMULATION PERIOD" means, as to the Company or a Participating Subsidiary, a period of 12 calendar months commencing on each successive January 1, beginning with the Effective Date. The Committee may modify or suspend Accumulation Periods at any time and from time to time.

    2.4 "BASE EARNINGS" means base salary and wages payable by the Company or a Participating Subsidiary to an Eligible Employee, prior to pre-tax deductions for contributions to qualified or non-qualified (under the Code) benefit plans or arrangements, and excluding bonuses, incentives and overtime pay but including commissions.

    2.5  "BOARD" means the Board of Directors of the Company.

    2.6  "CODE" means the Internal Revenue Code of 1986, as amended.

    2.7 "COMMITTEE" means the committee of the Board described in Section 3.1 of the Plan.

    2.8  "COMMON STOCK" means the Company's common stock, $.01 par value.

    2.9  "COMPANY" means DST Systems, Inc., a Delaware corporation.

    2.10 "CUT-OFF DATE" means the date established by the Committee from time to time by which enrollment forms must be received prior to the commencement of the Accumulation Period.

    2.11  "EFFECTIVE DATE" means January 1, 2000.

    2.12 "ELIGIBLE EMPLOYEE" means an Employee eligible to participate in the Plan in accordance with Article V.

    2.13 "EMPLOYEE" means an individual who performs services for the Company or a Participating Subsidiary pursuant to an employment relationship described in Treasury Regulations Section 31.3401(c)-1 or any successor provision.

    2.14 "ENROLLMENT DATE" means the first Trading Day of an Accumulation Period, provided that, for the first Accumulation Period beginning with the Effective Date, for purposes of determining grant date and number of shares under Sections 7.1 and 7.3, and purchase price under
Section 9.4, the Enrollment Date shall be the date upon which the Company's stockholders approve the Plan.

    2.15  "EXCHANGE ACT" means the Securities Exchange Act of 1934.

    2.16  "FAIR MARKET VALUE" means, as of any applicable date:

        (a) if the security is listed for trading on the New York Stock Exchange, the closing price of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, or

        (b) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market ("NASDAQ/NMS"), the closing price, regular way, of the security on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, or

        (c) if the security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the latest preceding date for which such prices were so reported, or

        (d) if the security is not listed for trading on a national securities exchange or is not authorized for quotation on NASDAQ/NMS or NASDAQ, the fair market value of the security as determined in good faith by the Board.

    2.17 "PARTICIPANT" means an Eligible Employee who has enrolled in the Plan pursuant to Article VI. A Participant shall remain a Participant until the applicable date set forth in Section 10.2.

    2.18 "PARTICIPATING SUBSIDIARY" means a Subsidiary incorporated under the laws of any state in the United States, a territory of the United States, Puerto Rico, or the District of Columbia, or such foreign Subsidiary approved under
Section 3.3, which has been designated by the Committee in accordance with
Section 3.3 of the Plan as covered by the Plan. As of the Effective Date, DST Systems, Inc., DST Realty, Inc., DST Technologies, Inc., DST International North America, Ltd., DST Portfolio Systems, Inc., DST Stock Transfer, Inc., Argus Health Systems, Inc., DST Catalyst, Inc., Output Technology Solutions, Inc., MGI Output Technology Solutions, Inc., Output Technology Solutions Eastern
Region, Inc., Output Technology Solutions of California, Inc., Output Technology Solutions Western Region, Inc., Output Technology Solutions of Illinois, Inc., Output Technology Solutions Graphic Resources Group, Inc., Output Technology Solutions SRI Group, Inc., National Financial Data Services, Inc., MC Real Estate Services, Inc., DBS Systems Corporation, USCS International, Inc., and DST Innovis, Inc., are Participating Subsidiaries of this Plan, subject to the requirements of Section 423 of the Code.

    2.19 "PLAN" means the DST Systems, Inc. 2000 Employee Stock Purchase Plan as set forth herein and as from time to time amended.

    2.20 "PURCHASE DATE" means the specific Trading Day during an Accumulation Period on which shares of Common Stock are purchased under the Plan in accordance with Article IX. For each Accumulation Period, the Purchase Date shall be the last Trading Day occurring in such Accumulation Period. The Committee may, in its discretion, designate a different Purchase Date with respect to any Accumulation Period.

    2.21  "SECTION" means a section of this Plan, unless indicated otherwise.

    2.22  "SECURITIES ACT" means the Securities Act of 1933, as amended.

    2.23 "SUBSIDIARY" means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    2.24 "TRADING DAY" means a day on which the New York Stock Exchange is open for trading.

                              III. ADMINISTRATION

    3.1 The Plan shall be administered by a Committee appointed by the Board, which shall consist of one or more Board members. If the Board does not so appoint a Committee, the Compensation Committee of the Board shall administer the Plan.

    3.2 The Committee may select one of its members as chairman and may appoint a secretary. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable; provided, however, that all determinations of the Committee shall be made by a majority of its members.

    3.3 The Committee shall have the power, in addition to the powers set forth elsewhere in the Plan, and subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend and revoke rules and regulations for administration of the Plan; to determine all questions of policy and expediency that may arise in the administration of the Plan; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be Participating Subsidiaries. The Committee's determinations as to the interpretation and operation of this Plan shall be final and conclusive.

    In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of options (other than employees of any foreign subsidiary) having different rights and/or privileges under the Plan nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Code and the regulations thereunder.

    3.4 This Article III relating to the administration of the Plan may be amended by the Board from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, or to obtain any exemption under such laws.

                              IV. NUMBER OF SHARES

    4.1 One million (1,000,000) shares of the Company's Common Stock are reserved for sales and authorized for issuance pursuant to the Plan. Shares sold under the Plan may be newly-issued shares, outstanding shares reacquired in private transactions or open market purchases, or any combination of the foregoing. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such option shall again become available for the Plan.

    4.2 In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Committee shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan. In the event that, at a time when options are outstanding hereunder, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each option to purchase Common Stock of the Company shall terminate, but the Participant holding such option shall have the right to exercise his option prior to such termination of the option upon the dissolution or liquidation. The Company reserves the right to reduce the number of shares of the Company's Common Stock which Employees may purchase pursuant to their enrollment in the Plan.

                          V. ELIGIBILITY REQUIREMENTS

    5.1 Except as provided in Section 5.2, each individual who is an Eligible Employee of the Company or a Participating Subsidiary on the applicable Cut-Off Date shall become eligible to participate in the Plan in accordance with
Article VI as of the first Enrollment Date following the date the individual becomes an Employee of the Company or a Participating Subsidiary, provided that the individual remains an Eligible Employee on the first day of the Accumulation Period associated with such Enrollment Date. Participation in the Plan is entirely voluntary.

    5.2 Employees meeting any of the following restrictions are not eligible to participate in the Plan:

        (a) Employees who, immediately upon enrollment in the Plan or upon grant of an Option would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Code Section 424(d) shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee);

        (b) Employees who are customarily employed by the Company or a Participating Subsidiary for less than 20 hours per week; or

        (c) Employees who are customarily employed by the Company or a Participating Subsidiary for not more than five months in any calendar year.

    5.3 The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                                 VI. ENROLLMENT

    6.1 Any Eligible Employee may enroll in the Plan for an Accumulation Period by completing and signing an enrollment form (which authorizes payroll deductions during such Accumulation Period in accordance with Section 8.1) and submitting such enrollment form to the Company on or before the Cut-Off Date immediately preceding the commencement of the Accumulation Period. Such enrollment form (and the authorization therein) shall be effective as of the Enrollment Date occurring within the Accumulation Period to which the enrollment form relates, and shall continue in effect until the earliest of:

        (a) the end of the last payroll period with a payday in the Accumulation Period;

        (b) the date during the Accumulation Period as of which the Employee elects to cease his or her enrollment in accordance with Section 8.3; and

        (c) the date during the Accumulation Period as of which the Employee withdraws from the Plan or has a termination of employment in accordance with Article X.

                      VII. GRANT OF OPTIONS ON ENROLLMENT

    7.1 Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant as of such Enrollment Date by the Company to such Participant of an option to purchase shares of Common Stock from the Company pursuant to the Plan.

    7.2 An option granted to a Participant pursuant to this Plan shall expire, if not terminated earlier for any reason, on the earliest to occur of (a) the end of the Purchase Date with respect to the Accumulation Period in which such option was granted; (b) the completion of the purchase of Common Stock under the option under Article IX; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

    7.3 As of each Enrollment Date, each Participant shall be granted an option to purchase, subject to the terms of the Plan, the number of whole shares of Common Stock equal to the quotient of $25,000 divided by the Fair Market Value of a share of Common Stock on the Enrollment Date.

    Notwithstanding any other provision of this Plan, no Employee may be granted an option which permits his or her rights to purchase shares of Common Stock under the Plan and any other Code Section 423 employee stock purchase plan of the Company or any of its Subsidiaries or parent companies to accrue (when the option first becomes exercisable) at a rate which exceeds $25,000 of Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

                            VIII. PAYROLL DEDUCTIONS

    8.1 An Employee who files an enrollment form pursuant to Article VI shall elect and authorize in such form to have deductions made from his or her pay on each payday he or she receives a paycheck during the Accumulation Period to which the enrollment form relates, and he or she shall designate in such form the percentage (in whole percentages) of Base Earnings to be deducted each payday during such Accumulation Period. The minimum an Employee may elect and authorize to have deducted is 1% of his or her Base Earnings paid per pay period in such Accumulation Period, and the maximum is 15% of his or her Base Earnings paid per pay period in such Accumulation Period (or such larger or smaller percentage as the Committee may designate from time to time).

    8.2 Deductions from a Participant's Base Earnings shall commence upon the first payday on or after the commencement of the Accumulation Period, and shall continue until the date on which such authorization ceases to be effective in accordance with Article VI. The amount of each deduction made for a Participant shall be credited to the Participant's Account. All payroll deductions received or held by the Company or a Participating Subsidiary may be used by the Company or Participating Subsidiary for any corporate purpose, and the Company or Participating Subsidiary shall not be obligated to segregate such payroll deductions.

    8.3 As of the last day of any month, during an Accumulation Period, a Participant may elect to cease (but not to increase or reduce) payroll deductions made on his or her behalf for the remainder of such Accumulation Period by filing the applicable election with the Company in such form and manner and at such time as may be permitted by the Committee. A Participant who has ceased payroll deductions may have the amount which was credited to his or her Account prior to such cessation applied to the purchase of shares of Company Common Stock as of the Purchase Date, in accordance with Section 9.1, and receive the balance of the Account with respect to which the enrollment is ceased, if any, in cash. A Participant who has ceased payroll deductions may also voluntarily withdraw from the Plan pursuant to Section 10.1. Any Participant who ceases payroll deductions for an Accumulation Period may re-enroll in the Plan on the next subsequent Enrollment Date following the cessation in accordance with the provisions of Article VI. A Participant who ceases to be employed by the Company or any Participating Subsidiary will cease to be a Participant in accordance with Section 10.2.

    8.4 A Participant may not make any separate or additional contributions to his Account under the Plan. Neither the Company nor any Participating Subsidiary shall make separate or additional contributions to any Participant's Account under the Plan.

                             IX. PURCHASE OF SHARES

    9.1 Subject to Section 9.2, any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the purchase of the number of whole shares of Common Stock which the funds accumulated in his or her Account as of the Purchase Date will purchase at the applicable purchase price (but not in excess of the number of shares for which options have been granted to the Participant pursuant to Section 7.3).

    9.2 A Participant who holds an outstanding option as of a Purchase Date shall not be deemed to have exercised such option if the Participant elected not to exercise the option by withdrawing from the Plan in accordance with
Section 10.1.

    9.3 If, after a Participant's exercise of an option under Section 9.1, an amount remains credited to the Participant's Account as of a Purchase Date, then the remaining amount shall be distributed to the Participant in cash as soon as administratively practical after such Purchase Date.

    9.4 The purchase price for each share of Common Stock purchased under any option shall be 85% of the lower of:

        (a) the Fair Market Value of a share of Common Stock on the Enrollment Date on which such option is granted; or

        (b)  the Fair Market Value of a share of Common Stock on the Purchase
    Date.

    9.5 If Common Stock is purchased by a Participant pursuant to Section 9.1, then such shares shall be held in non-certificated form at a bank or other appropriate institution selected by the Company until the earlier of the Participant's termination of employment or the time a Participant requests delivery of certificates representing such shares. If any law governing corporate or securities matters, or any applicable regulation of the Securities and Exchange Commission or other body having jurisdiction with respect to such matters, shall require that the Company or the Participant take any action in connection with the shares being purchased under the option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.

    Certificates delivered pursuant to this Section 9.5 shall be registered in the name of the Participant or, if the Participant so elects, in the names of the Participant and one or more such other persons as may be designated by the Participant in joint tenancy with rights of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Committee, to the extent permitted by law.

    9.6 In the case of Participants employed by a Participating Subsidiary, the Committee may provide for Common Stock to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

    9.7 If the total number of shares of Common Stock for which an option is exercised on any Purchase Date in accordance with this Article IX, when aggregated with all shares of Common Stock previously granted under this Plan, exceeds the maximum number of shares reserved in Section 4.1, the Committee shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the cash amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as administratively practical.

    9.8 If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Common Stock purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one year after the Purchase Date to which such option relates, and if such Participant or former Participant is subject to U.S. federal income tax, then such Participant or former Participant shall notify the Company or Participating Subsidiary in writing of such sale, transfer or other disposition within 10 days of the consummation of such sale, transfer or other disposition, and shall remit to the Company or Participating Subsidiary or authorize the Company or Participating Subsidiary to withhold from other sources such amount as the Company may determine to be necessary to satisfy any federal, state or local tax withholding obligations of the Company or Participating Subsidiary. A Participant must reply to a written request, within 10 days of the receipt of such written request, from the Company, Participating Subsidiary, or Administrator regarding whether such a sale, transfer or other disposition has occurred.

    The Committee may from time to time establish rules and procedures (including but not limited to postponing delivery of shares until the earlier of the expiration of the two-year or one-year period or the disposition of such shares by the Participant) to cause the withholding requirements to be satisfied.

            X. WITHDRAWAL FROM THE PLAN; TERMINATION OF EMPLOYMENT;
                            LEAVE OF ABSENCE; DEATH

    10.1 WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan in full (but not in part) during any Accumulation Period by delivering a notice of withdrawal to the Company (in a manner prescribed by the Committee) at any time up to the December 1 occurring in such Accumulation Period, or at such shorter time in advance of the Purchase Date as the Committee may permit. If notice of withdrawal is timely received, all funds then accumulated in the Participant's Account shall not be used to purchase Common Stock, but shall instead be distributed to the Participant as soon as administratively practical, and the Participant's payroll deductions shall cease as soon as administratively practical. An Employee who has withdrawn during an Accumulation Period may not return funds to the Company or a Participating Subsidiary during the same Accumulation Period and require the Company or Participating Subsidiary to apply those funds to the purchase of Common Stock, nor may such Participant's payroll deductions continue, in accordance with Article VI. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date following withdrawal in accordance with the provisions of Article VI.

    10.2 TERMINATION OF EMPLOYMENT. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company or any Participating Subsidiary for any reason whatsoever, including but not limited to termination of employment, whether voluntary or involuntary, disability, or retirement, but not including death. Participation in the Plan also terminates immediately when a Participant ceases to be an Eligible Employee under
Article V or withdraws from the Plan. Upon termination of participation such terminated Participant's outstanding options shall thereupon terminate. As soon as administratively practical after termination of participation, the Company shall pay to the Participant or legal representative all amounts accumulated in the Participant's Account and held by the Company at the time of termination of participation, and any Participating Subsidiary shall pay to the Participant or legal representative all amounts accumulated in the Participant's Account and held by the Participating Subsidiary at the time of termination of participation.

    10.3 LEAVE OF ABSENCE. If a Participant takes a leave of absence without terminating employment, such Participant will be deemed to have discontinued contributions to the Plan in accordance with Section 8.3, but will remain a Participant in the Plan through the balance of the Accumulation Period in which his or her leave of absence begins, so long as such leave of absence does not exceed 90 days. If a Participant takes a leave of absence without terminating employment, such Participant will be deemed to have withdrawn from the Plan in accordance with Section 10.1 if such leave of absence exceeds 90 days.

    10.4 DEATH. As soon as administratively feasible after the death of a Participant, amounts accumulated in his or her Account shall be paid in cash to the beneficiary or beneficiaries designated by the Participant on a beneficiary designation form provided by the Company, but if the Participant does not make an effective beneficiary designation then such amounts shall be paid in cash to the Participant's spouse if the Participant has a spouse, or, if the Participant does not have a spouse, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company and the Participating Subsidiary of further liability with respect to the Plan on account of the deceased Participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Account unless the Participant has given express contrary instructions. None of the Participant's beneficiary, spouse, executor, administrator or other legal representative of the Participant's estate shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the amounts credited to the Participant's Account under the Plan.

                               XI. MISCELLANEOUS

    11.1 INTEREST. Interest will not be paid on any Employee Accounts, except that the Board, in its sole discretion or in the discretion of the Committee should the Board so authorize the Committee, may elect to credit Employee Accounts with interest at such per annum rate as it may from time to time determine.

    11.2 RESTRICTIONS ON TRANSFER. The rights of a Participant under the Plan shall not be assignable or transferable by such Participant, and an option granted under the Plan may not be exercised during a Participant's lifetime other than by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with
Section 10.1.

    11.3 ADMINISTRATIVE ASSISTANCE. If the Committee in its discretion so elects, it may retain a brokerage firm, bank, other financial institution or other appropriate agent to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of one or more other persons in joint tenancy with right of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Committee, to the extent permitted by law.

    11.4 COSTS. All costs and expenses incurred in administering the Plan shall be paid by the Company, including any brokerage fees on the purchased shares; excepting that any stamp duties, transfer taxes and any brokerage fees on the sale price applicable to participation in the Plan after the initial purchase of the shares on the Purchase Date shall be charged to the Account or brokerage account of such Participant by the Company.

    11.5 EQUAL RIGHTS AND PRIVILEGES. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with
Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Code Section 423. This Section 11.5 shall take precedence over all other provisions in the Plan.

    11.6 APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Missouri.

    11.7 AMENDMENT AND TERMINATION. The Board may amend, alter or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring stockholder approval under Code Section 423 or the requirements of any securities exchange on which the Common Stock is traded shall be effective unless, within one year after it is adopted by the Board, it is approved by the holders of a majority of the voting power of the Company's outstanding shares. In addition, the Committee may amend the Plan as provided in Section 3.3, subject to the conditions set forth therein and in this Section 11.7.

    If the Plan is terminated, the Board may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with the terms of this Plan (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants' Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

    11.8 NO RIGHT OF EMPLOYMENT. Neither the grant nor the exercise of any rights to purchase shares under this Plan nor anything in this Plan shall impose upon the Company any obligation to employ or continue to employ any employee. The right of the Company or Participating Subsidiary to terminate any employee shall not be diminished or affected because any rights to purchase shares have been granted to such employee.

    11.9 REQUIREMENTS OF LAW. The Company shall not be required to sell, issue, or deliver any shares of Common Stock under this Plan if such sale, issuance, or delivery might constitute a violation by the Company or the Participant of any provision of law. Unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock proposed to be delivered under the Plan, the Company shall not be required to issue such shares if, in the opinion of the Company or its counsel, such issuance would violate the Securities Act. Regardless of whether such shares of Common Stock have been registered under the Securities Act or registered or qualified under the securities laws of any state, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company or its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law or are otherwise in the best interests of the Company. Any determination by the Company or its counsel in connection with any of the foregoing shall be final and binding on all parties.

    If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Common Stock issued under the Plan is no longer required in order to comply with applicable securities or other laws, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing a like number of shares lacking such legend.

    The Company may, but shall not be obligated to, register or qualify any securities covered by the Plan. The Company shall not be obligated to take any other affirmative action in order to cause the grant or exercise of any right or the issuance, sale, or deliver of shares pursuant to the exercise of any right to comply with any law.

    11.10 GENDER. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

    11.11 WITHHOLDING OF TAXES. The Company may withhold from any purchase of Common Stock under this Plan or any sale, transfer or other disposition thereof any local, state, federal or foreign taxes, employment taxes, or other taxes at such times and from such other amounts as the Company deems appropriate. The Company may require the Participant to remit any required withholding amounts to the Company.

                                                                     DSTCM-PS-00

/ X / IF MARKING BOXES,
      FOLLOW THIS EXAMPLE

-------------------------------------------
       DST SYSTEMS, INC.

-------------------------------------------

                     COMMON STOCK

The DST Board of Directors has appointed Messrs. Thomas A. McDonnell, Robert
C. Canfield and Kenneth V. Hager to Except act as the Proxy Committee, each with the power to appoint his substitute. By signing this card, you are authorizing such Proxy Committee to represent and to vote at the Annual Meeting of Stockholders to be held on May 9, 2000, or any adjournment thereof, in the manner you specify on this card, all the shares of common stock of DST Systems, Inc. you held of record on March 17, 2000.

           CONTROL NUMBER:
           RECORD DATE SHARES:


To vote in accordance with all of the DST Board of Directors' recommendations, please sign and date; you need not mark any boxes. The DST Board of Directors recommends that you vote FOR each of the proposals.

1. Election of Three Directors    For All     With-     For All
                                  Nominees    hold      Except

                                    /  /      /  /       /  /
(01)  James C. Castle
(02)  Thomas A. McCullough
(03)  William C. Nelson

NOTE: IF YOU MARK "WITHHOLD", YOUR VOTES WILL NOT BE CAST FOR ANY OF THE NOMINEES. TO VOTE FOR ONLY SOME OF THE NOMINEES, MARK "FOR ALL EXCEPT" AND STRIKE A LINE THROUGH THE NAMES OF THE NOMINEES FOR WHOM YOU ARE NOT VOTING.

                                                      For     Against    Abstain

2.   Approval of DST Employee
     Stock Purchase Plan                              /  /     /  /        /  /

3.   Amendment of Certificate of
     Incorporation to Increase                        /  /     /  /        /  /
     Authorized Capital Stock

4.   Approval of Amendment of
     DST Stock Option Plan to                         /  /    /  /        /  /
     Increase Authorized Shares

     SEE IMPORTANT INFORMATION ON THE REVERSE.

     Mark box at right if you plan to attend the Annual
     Meeting of Stockholders.                                             /  /

     Mark box at right if an address change has been
     noted on the reverse side of this card.                              /  /


Please be sure to sign exactly as your name appears above    / Date    /
and to date this Voting Card.
------------------------------------------------------------------------


------------------------------------------------------------------------
         Stockholder sign here              Co-owner sign here

All joint owners must sign. Executors, administrators, trustees, officers of corporate stockholders, guardians and attorneys-in-fact must indicate the capacity in which they are signing.


DETACH CARD                                                          DETACH CARD

                                DST SYSTEMS, INC.


Dear Stockholder:

Important matters set forth in the enclosed proxy materials require your immediate attention and approval.

DST strongly encourages you to exercise your right to vote your shares. Your vote counts.

Please sign the Voting Card, detach it, and promptly return it in the enclosed postage paid envelope. Alternatively, you may authorize your proxy by telephone at (877) 779-8683 or electronically at http://www.eproxyvote.com/dst. If you choose to do so, you will need the Control Number on the Voting Card.

Thank you in advance for your prompt attention.

Sincerely,

DST Systems, Inc.

COMMON                                                                    COMMON

                                DST SYSTEMS, INC.

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 9, 2000

                SOLICITED ON BEHALF OF THE DST BOARD OF DIRECTORS

The DST Board is making the four proposals, and they are not related to or conditioned on the approval of any other proposals which may come before the Annual Meeting.

You authorize the Proxy Committee to vote in its discretion upon such other business as may properly come before the Annual Meeting. You may revoke this proxy in the manner described in the Proxy Statement dated March 30, 2000, receipt of which you hereby acknowledge.

If you do not specify how you authorize the Proxy Committee to vote on the proposals, you authorize it to vote FOR each of the proposals.

--------------------------------------------------------------------------------
  PLEASE DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR MAKE YOUR INSTRUCTIONS BY TELEPHONE AT (877) 779-8683 OR ELECTRONICALLY AT
                         HTTP://WWW.EPROXYVOTE.COM/DST.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE NOTE THE NEW ADDRESS BELOW.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



------------------------                                                                       -----------------------
   VOTE BY TELEPHONE                                                                              VOTE BY INTERNET
------------------------                                                                       -----------------------

FOLLOW THESE FOUR EASY STEPS:                                                          FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY STATEMENT AND                                         1.   READ THE ACCOMPANYING PROXY STATEMENT
     VOTING CARD.                                                                           AND VOTING CARD.

2.   CALL THE TOLL-FREE NUMBER                                                         2.   GO TO THE WEBSITE
     1-877-PRX-VOTE (1-877-779-8683). FOR                                                   HTTP://WWW.EPROXYVOTE.COM/DST
     STOCKHOLDERS RESIDING OUTSIDE THE UNITED
     STATES CALL  COLLECT ON A TOUCH TONE PHONE                                        3.   ENTER YOUR CONTROL NUMBER LOCATED ON
     1-201-536-8073. THERE IS NO CHARGE FOR                                                 YOUR VOTING CARD.
     THIS CALL.
                                                                                       4.   FOLLOW THE INSTRUCTIONS PROVIDED.
3.   ENTER YOUR CONTROL NUMBER LOCATED ON YOUR
     VOTING CARD.

4.   FOLLOW THE RECORDED INSTRUCTIONS.

   DO NOT RETURN YOUR VOTING CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

/ X / IF MARKING BOXES,
      FOLLOW THIS EXAMPLE



-------------------------------------------

       DST SYSTEMS, INC.

-------------------------------------------

DST ESOP, DST 401(k), USCS 401(k)


CONTROL NUMBER:
RECORD DATE SHARES:



To vote in accordance with all of the DST Board of Directors' recommendations, please sign and date; you need not mark any boxes. The DST Board of Directors recommends that you vote FOR each of the proposals.

1. Election of Three Directors    For All     With-     For All
                                  Nominees    hold      Except

                                    /  /      /  /       /  /
(01)  James C. Castle
(02)  Thomas A. McCullough
(03)  William C. Nelson

NOTE: IF YOU MARK "WITHHOLD", YOUR VOTES WILL NOT BE CAST FOR ANY OF THE NOMINEES. TO VOTE FOR ONLY SOME OF THE NOMINEES, MARK "FOR ALL EXCEPT" AND STRIKE A LINE THROUGH THE NAMES OF THE NOMINEES FOR WHOM YOU ARE NOT VOTING.

                                                      For     Against    Abstain

2.   Approval of DST Employee
     Stock Purchase Plan                              /  /     /  /        /  /

3.   Amendment of Certificate of
     Incorporation to Increase                        /  /     /  /        /  /
     Authorized Capital Stock

4.   Approval of Amendment of
     DST Stock Option Plan to                         /  /    /  /        /  /
     Increase Authorized Shares

     SEE IMPORTANT INFORMATION ON THE REVERSE.

     Mark box at right if you plan to attend the Annual
     Meeting of Stockholders.                                             /  /

     Mark box at right if an address change has been
     noted on the reverse side of this card.                              /  /

Please be sure to sign exactly as your name appears above    / Date    /
and to date this Voting Card.
------------------------------------------------------------------------


------------------------------------------------------------------------
         Participant sign here

DETACH CARD                                                          DETACH CARD

                                DST SYSTEMS, INC.

Dear Plan Participant:

Important matters set forth in the enclosed proxy materials require your immediate attention and approval.

DST strongly encourages you to instruct the Trustee(s) of the employee benefit plan(s) in which you hold DST shares how to vote the shares allocated to your plan account(s). Your vote counts.

Please mark the boxes on this Voting Card to indicate how the Trustee(s) shall vote your shares. Then sign the Voting Card, detach it, and promptly return it. PLEASE USE THE ENCLOSED POSTAGE PAID ENVELOPE. DO NOT RETURN THIS CARD TO DST OR USCS AS YOUR VOTE IS CONFIDENTIAL.

Alternatively, you may make your instructions by telephone at (877) 779-8683 or electronically at http://www.eproxyvote.com/dst. If you choose to do so, you will need the Control Number on the Voting Card.

Thank you in advance for your prompt attention.

Sincerely,

DST Systems, Inc.

DST AND USCS BENEFIT PLANS                            DST AND USCS BENEFIT PLANS

                                DST SYSTEMS, INC.

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 9, 2000

CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE(S) UNDER THE APPLICABLE DST OR USCS PLAN(S)

The Trustee(s) of the DST or USCS benefit plan(s) under which you hold DST shares seek(s) your instruction on how to vote your shares on the proposals listed on the reverse side of this Voting Card. The DST Board is making the four proposals, and they are not related to or conditioned on the approval of any other proposals which may come before the meeting.

By signing this Voting Card, you direct that the voting rights pertaining to shares of common stock of DST Systems, Inc. held by the Trustee(s) and allocated to your plan account(s) shall be exercised as specified herein by you when the Trustee(s) vote(s) on the proposals being presented at the Annual Meeting of Stockholders to be held on May 9, 2000, or any adjournment thereof. You may revoke your instruction as explained in the Proxy Statement dated March 30, 2000, receipt of which you hereby acknowledge.

If you hold shares through the DST Employee Stock Ownership Plan or the DST 401(k) Profit Sharing Plan and you either fail to return this Voting Card or do not specify your vote, the Trustee will vote shares allocated to your plan account(s) in the same proportion as the shares held by the applicable plan for which the Trustee receives voting instructions. If you hold shares through the USCS 401(k) Plan and you either fail to return this Voting Card or do not specify your vote, the Trustee will vote shares allocated to your account as the administrative committee of the USCS 401(k) directs.

--------------------------------------------------------------------------------
  PLEASE DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR MAKE YOUR INSTRUCTIONS BY TELEPHONE AT (877) 779-8683 OR ELECTRONICALLY AT
                         HTTP://WWW.EPROXYVOTE.COM/DST.
--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE NOTE THE NEW ADDRESS BELOW.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------                                                                       -----------------------
   VOTE BY TELEPHONE                                                                              VOTE BY INTERNET
------------------------                                                                       -----------------------

FOLLOW THESE FOUR EASY STEPS:                                                          FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY STATEMENT AND                                         1.   READ THE ACCOMPANYING PROXY STATEMENT
     VOTING CARD.                                                                           AND VOTING CARD.

2.   CALL THE TOLL-FREE NUMBER                                                         2.   GO TO THE WEBSITE
     1-877-PRX-VOTE (1-877-779-8683). FOR                                                   HTTP://WWW.EPROXYVOTE.COM/DST
     STOCKHOLDERS RESIDING OUTSIDE THE UNITED
     STATES CALL  COLLECT ON A TOUCH TONE PHONE                                        3.   ENTER YOUR CONTROL NUMBER LOCATED ON
     1-201-536-8073. THERE IS NO CHARGE FOR                                                 YOUR VOTING CARD.
     THIS CALL.
                                                                                       4.   FOLLOW THE INSTRUCTIONS PROVIDED.
3.   ENTER YOUR CONTROL NUMBER LOCATED ON YOUR
     VOTING CARD.

4.   FOLLOW THE RECORDED INSTRUCTIONS.

   DO NOT RETURN YOUR VOTING CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.